                      AGREEMENT AND PLAN OF REORGANIZATION

                                     AMONG

                    PACIFIC INTERNATIONAL ENTERPRISES, INC.,

                                THIRD RAIL, INC.

                                      AND

                                  KELLY GRAVAL


                                 JUNE 25, 1996

                               TABLE OF CONTENTS

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ARTICLE 1
                         DEFINITIONS................................. 1

ARTICLE 2
                         THE MERGER.................................. 5
            2.1   The Merger......................................... 5
            2.2   Merger Documents................................... 6
            2.3   Effective Time..................................... 6

ARTICLE 3
                    EFFECT OF THE MERGER............................. 6
            3.1   General............................................ 6
            3.2   Conversion of Securities........................... 6
            3.3   Merger Consideration............................... 7
            3.4   Agreement by Graval................................ 8

ARTICLE 4
                REPRESENTATIONS AND WARRANTIES OF
                   GRAVAL AND THE COMPANY............................ 8
            4.1   Organization and Qualification..................... 8
            4.2   Subsidiaries....................................... 8
            4.3   Capitalization..................................... 8
            4.4   Authority.......................................... 9
            4.5   Financial Statements.............................. 10
            4.6   Absence of Certain Changes or Events.............. 10
            4.7   Certain Assets.................................... 12
            4.8   Real Properties................................... 13
            4.9   Inventories....................................... 13
            4.10  Proprietary Rights................................ 14
            4.11  Contracts and Commitments......................... 15
            4.12  Compliance with Law............................... 16
            4.13  Broker............................................ 16
            4.14  Litigation........................................ 16
            4.15  Taxes............................................. 16
            4.16  Termination of Business Relationships............. 19
            4.17  Environmental Matters............................. 19
            4.18  Labor Matters..................................... 20
            4.19  Employee Benefit Plans............................ 21
            4.20  Grants............................................ 23
            4.21  Banking Relations and Powers of Attorney.......... 23
            4.22  Transactions with Interested Persons.............. 23
            4.23  Absence of Undisclosed Liabilities................ 24
            4.24  Insurance......................................... 24
            4.25  Payments.......................................... 24
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                                      -i-
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            4.26  Collectibility of Accounts Receivable............. 25
            4.27  Trade Secrets and Customer Lists.................. 25
            4.28  No Other Agreements to Sell Shares................ 25
            4.29  Investment Representations........................ 25
            4.30  Disclosure........................................ 26

ARTICLE 5
             REPRESENTATIONS AND WARRANTIES OF PARENT............... 26
            5.1   Organization, Standing and Power.................. 26
            5.2   Authority......................................... 26
            5.3   Merger Consideration.............................. 27
            5.4   Capitalization.................................... 27
            5.5   Financial Statements.............................. 27
            5.6   Absence of Certain Changes or Events.............. 27
            5.7   Certain Assets.................................... 30
            5.8   Real Properties................................... 30
            5.9   Inventories....................................... 31
            5.10  Proprietary Rights................................ 31
            5.11  Contracts and Commitments......................... 32
            5.12  Compliance with Law............................... 33
            5.13  Brokers........................................... 33
            5.14  Litigation........................................ 33
            5.15  Taxes............................................. 34
            5.16  Termination of Business Relationships............. 36
            5.17  Environmental Matters............................. 36
            5.18  Labor Matters..................................... 37
            5.19  Employee Benefit Plans............................ 37
            5.20  Grants............................................ 40
            5.21  Banking Relations and Powers of Attorney.......... 40
            5.22  Transactions with Interested Persons.............. 40
            5.23  Absence of Undisclosed Liabilities................ 40
            5.24  Insurance......................................... 40
            5.25  Payments.......................................... 41
            5.26  Collectibility of Accounts Receivable............. 41
            5.27  Trade Secrets and Customer Lists.................. 41
            5.28  Commission Reports................................ 41
            5.29  Status of Subsidiary.............................. 42

ARTICLE 6
            COVENANTS RELATING TO CONDUCT OF BUSINESS............... 42
            6.1   Operation of Business............................. 42
            6.2   No Other Bids..................................... 44
            6.3   Consents and Approvals............................ 44
            6.4   Parent SEC Filings................................ 44
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                                     -ii-
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ARTICLE 7

                     ADDITIONAL AGREEMENTS.......................... 44
            7.1   Access to Information............................. 44
            7.2   Expenses.......................................... 45
            7.3   Working Capital Advances by Parent................ 45
            7.4   Additional Agreements............................. 46
            7.5   Notification of Certain Matters................... 46
            7.6   Employment Agreements............................. 46
            7.7   Officers and Directors............................ 47

ARTICLE 8
                        PROXY STATEMENT............................. 47
            8.1   Shareholders Meeting.............................. 47
            8.2   Proxy Materials................................... 47

ARTICLE 9
                          CONDITIONS                                 49
            9.1   Conditions Precedent to Obligations of Each
                  Party............................................. 49
            9.2   Conditions Precedent to Obligations of Parent..... 49
            9.3   Conditions Precedent to Obligations of Graval
                  and the Company................................... 49

ARTICLE 10
                           CLOSING.................................. 50
            10.1  Closing........................................... 50
            10.2  Documents to be Delivered by Graval and the
                  Company........................................... 50
            10.3  Documents to be Delivered by Parent............... 51

ARTICLE 11
                        INDEMNIFICATION............................. 51
            11.1  Survival of Representations and Warranties........ 51
            11.2  Indemnification of Parent......................... 51
            11.3  Indemnification of Graval......................... 52
            11.4  Limitations on Indemnification Liabilities........ 52
            11.5  Procedures for Indemnification.................... 52

ARTICLE 12
                          TERMINATION............................... 53
            12.1  Termination....................................... 53
            12.2  Liability upon Termination........................ 54
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                                     -iii-
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ARTICLE 13
                        GENERAL PROVISIONS                           54
            13.1   Assignment and Binding Effect.................... 54
            13.2   Amendment........................................ 54
            13.3   Choice of Law.................................... 55
            13.4   Entire Agreement................................. 55
            13.5   Severability..................................... 55
            13.6   Titles........................................... 55
            13.7   Attorneys' Fees.................................. 55
            13.8   Multiple Counterparts............................ 55
            13.9   Notices.......................................... 55
            13.10  Incorporation by Reference....................... 56
            13.11  Choice of Forum.................................. 56
            13.12  Waivers.......................................... 57
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                                     -iv-

                     AGREEMENT AND PLAN OF REORGANIZATION
                     ------------------------------------


          THIS AGREEMENT AND PLAN OF REORGANIZATION is made and entered into on June 25, 1996, by and among PACIFIC INTERNATIONAL ENTERPRISES, INC., a Nevada corporation ("Parent"), THIRD RAIL, INC., a California corporation (the "Company"), and KELLY GRAVAL ("Graval"), with reference to the following facts:

                                   RECITALS:
                                   --------

          A.   Graval is the sole shareholder of the Company.

          B. The parties hereto desire to effect a reorganization of the Company with Parent, on the terms and conditions hereof, whereby the Company will merge with and into a corporation which will be a wholly-owned subsidiary of Parent ("Sub") and all of the outstanding shares of common stock, no par value, of the Company ("Company Common") will be exchanged for shares of common stock, $.001 par value, of Parent ("Parent Common") and a promissory note in the principal amount of $2 million.

                                   AGREEMENT:
                                   ---------

          NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:


                                   ARTICLE 1
                                  DEFINITIONS

          When used in this Agreement, the following terms shall have the following meanings:

          1.1 "Actions" means any claim, action, suit, litigation, arbitration, proceeding or investigation.

          1.2 "Agreement" means this Agreement and Plan of Reorganization together with all schedules and exhibits attached hereto and all amendments hereof.

          1.3 "Agreement of Merger" means an agreement of merger reflecting the terms hereof in the form required by the California Secretary of State.

          1.4  "Assets" shall have the meaning set forth in Section 4.7.

          1.5 "Balance Sheet Date" shall have the meaning set forth in Section 4.6.

          1.6  "Benefit Arrangements" shall have the meaning set forth in
Section 4.19(a)(v).

          1.7  "Binks Employment Agreement" shall have the meaning set forth in
Section 7.6(a).

          1.8  "California Corporation Law" means the California Corporations
Code.

          1.9 "Closing" means the completion of the Merger and the other transactions contemplated by this Agreement.

          1.10 "Closing Date" means the first business day after all of the conditions set forth in Article 9 have been satisfied; provided the parties hereto may agree in writing to any other date upon which the Closing shall take place.

          1.11 "Code" means the Internal Revenue Code of 1986, as amended.

          1.12 "Commission" means the Securities and Exchange Commission.

          1.13 "Company" shall have the meaning set forth in the Preamble.

          1.14 "Company Common" shall have the meaning set forth in Recital B.

          1.15 "Company Financial Statements" shall have the meaning set forth in Section 4.5.

          1.16 "Company Material Adverse Effect" shall have the meaning set forth in Section 4.4(c).

          1.17 "Company Note" shall have the meaning set forth in Section
7.3(d).

          1.18 "Constituent Corporations" shall have the meaning set forth in
Section 3.1.

          1.19 "Covenant" shall have the meaning set forth in Section 7.8.

          1.20 "Damages" means any and all costs, losses, liabilities, damages, lawsuits, proceedings (whether formal or informal), investigations, judgments, orders, settlements, recoveries, obligations, deficiencies, claims and expenses (whether or not arising out of third-party claims), including, without limitation, interest, penalties, attorneys' fees and all amounts paid in investigation or settlement of any of the foregoing. The term "Damages" is not limited to matters asserted by third-parties against a party, but includes Damages incurred or sustained by a party in the absence of third-party claims.

          1.21 "Effective Time" shall have the meaning set forth in Section 2.3.

          1.22 "Employee Plan" shall have the meaning set forth in Section 4.19(a).

          1.23 "Environmental Condition" shall have the meaning set forth in
Section 4.16(c).

          1.24 "Environmental Law" shall have the meaning set forth in Section 4.16(b).

          1.25 "Environmental Non-Compliance" shall have the meaning set forth in Section 4.16(d).

          1.26 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          1.27 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          1.28 "Facility" shall have the meaning set forth in Section 4.16(e).

          1.29 "Financing Transaction" shall have the meaning set forth in
Section 7.3(b).

          1.30 "GAAP" shall mean generally accepted accounting principles consistently applied.

          1.31 "Governmental Authority" means any court, arbitrator, tribunal, commission or governmental or regulatory authority or agency.

          1.32 "Graval" shall have the meaning set forth in the Preamble.

          1.34 "Hazardous Materials" shall have the meaning set forth in Section 4.16(a).

          1.35 "Income From Operations" shall have the meaning set forth in
Section 3.3(a)(i).

          1.36 "Income Statement" shall have the meaning set forth in Section 3.3(a).

          1.37 "Kelly Employment Agreement" shall have the meaning set forth in
Section 7.6(b).

          1.38 "Material Contract" shall have the meaning set forth in Section 4.11.

          1.39 "Merger" means the merger of the Company with and into Sub.

          1.40 "Merger Consideration" means the consideration for the Merger determined in accordance with Section 3.3(a).

          1.41 "Multiemployer Plan" shall have the meaning set forth in Section 4.19(a)(ii).

          1.42 "Parent" shall have the meaning set forth in the Preamble.

          1.43 "Parent Assets" shall have the meaning set forth in Section
5.7(a).

          1.44 "Parent Balance Sheet Date" shall have the meaning set forth in
Section 5.6.

          1.45 "Parent Financial Statements" shall have the meaning set forth in
Section 5.5.

          1.46 "Parent Filings" shall have the meaning set forth in Section 6.4.

          1.47 "Parent Material Adverse Effect" shall have the meaning set forth in Section 5.2(c).

          1.48 "Parent Material Contracts" shall have the meaning set forth in
Section 5.11.

          1.49 "Parent Note" shall have the meaning set forth in Section 3.3(b)(i).

          1.50 "Parent Proprietary Rights" shall have the meaning set forth in
Section 5.10.

          1.51 "Parent Security Agreement" shall have the meaning set forth in
Section 3.3(b)(i).

          1.52 "PCBs" shall have the meaning set forth in Section 4.16(h).

          1.53 "Pension Plan" shall have the meaning set forth in Section 4.19(a)(iv).

          1.54 "Period" shall have the meaning set forth in Section 3.3(a).

          1.55 "Perkins Employment Agreement" shall have the meaning set forth in Section 7.6(c).

          1.56 "Previous Facility" shall have the meaning set forth in Section 4.16(e).

          1.57 "Proprietary Rights" shall have the meaning set forth in Section 4.10.

          1.58 "Proxy Materials" shall have the meaning set forth in Section 8.2(a).

          1.59 "Proxy Statement" shall have the meaning set forth in Section 8.2(a).

          1.60 "Returns" shall have the meaning set forth in Section 4.15(a).

          1.61 "Security Agreement" shall have the meaning set forth in Section 7.3(e).

          1.62 "Shareholders Meeting" shall have the meaning set forth in
Section 8.1.

          1.63 "Stock Pledge Agreement" shall have the meaning set forth in
Section 3.3(b)(i).

          1.64 "Sub" shall have the meaning set forth in Recital B.

          1.65 "Surviving Corporation" shall have the meaning set forth in
Section 3.1.

          1.66 "Taxes" and "Tax" means all taxes and any tax, including without limitation, all foreign, federal, state, county and local income, sales, employment, profit, payroll, use, trade, capital, occupation, property, excise, value-added, unitary, withholding, stamp, transfer, registration, recordation and license tax, taxes measured on or imposed by net worth, and other taxes, levies, imposts, duties, deficiencies and assessments, together with all interest, penalties and additions imposed with respect thereto, including any transferee or secondary liability for taxes and any liability for taxes in connection with, attributable to or arising as a result of being a member of any affiliated, consolidated, combined or unitary group.

          1.67 "Third Party Pledge Agreement" shall have the meaning set forth in Section 7.3(e).

          1.68 "Welfare Plan" shall have the meaning set forth in Section 4.19(a)(i).

                                   ARTICLE 2
                                  THE MERGER

          2.1  The Merger.  At the Effective Time, upon the terms and subject to
               ----------
satisfaction or waiver of the conditions of this Agreement, the Company shall be merged with and into Sub (the "Merger") in accordance with the California Corporation Law.

         2.2   Merger Documents.  Parent, Sub and the Company, prior to the
               ----------------
Effective Time, shall complete, execute and deliver the Agreement of Merger, together with any certificates required under the California Corporation Law, to effect the Merger consistent with this Agreement. The Agreement of Merger and any necessary related certificates shall be delivered to the California Secretary of State in time for filing on the Closing Date.

          2.3  Effective Time.  The Merger shall become effective upon the
               --------------
filing of the Agreement of Merger, together with any required certificates, with the California Secretary of State in accordance with the provisions of the California Corporation Law. The date and time of the filing with the California Secretary of State is referred to herein as the "Effective Time." The parties desire for the Effective Time to be on the Closing Date.

                                   ARTICLE 3
                             EFFECT OF THE MERGER

          3.1  General.  At the Effective Time, the separate existence of the
               -------
Company shall cease and Sub shall continue as the surviving corporation (Sub sometimes is referred to herein as the "Surviving Corporation") and shall possess all the rights, privileges, immunities and franchises, of a public as well as a private nature, of Sub and the Company (collectively referred to as the "Constituent Corporations"); all property, real, personal and mixed, and all debts due on whatever account, including subscriptions for shares, and all choses in action, and all and every interest, of or belonging to or due each of the Constituent Corporations shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and the title to any real estate, or any interest therein, vested in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger. The Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of each of the Constituent Corporations so merged, and any claim existing or action or proceeding pending by or against any of the Constituent Corporations may be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place. The Surviving Corporation shall have all the rights, privileges, immunities and powers and shall be subject to all the duties and liabilities of a corporation organized under the California Corporation Law, and neither the rights of creditors nor any liens upon the property of either of the Constituent Corporations shall be impaired by the Merger, all with the effect set forth in the California Corporation Law.

          3.2  Conversion of Securities.  At the Effective Time, by virtue of
               ------------------------
the Merger and without any action on the part of Parent, Sub, the Company or the holder of any of the following securities:

               (a) All of the outstanding shares of Company Common issued and outstanding immediately prior to the Effective Time (other than shares owned beneficially or of record by Parent, Sub or any direct or indirect subsidiary of Parent or Sub or held in the treasury of the Company) shall by virtue of the Merger without any action on the part of the holder thereof be cancelled and extinguished and be converted into and shall thereafter represent the right to receive the Merger Consideration.

               (b) Each share of Company Common issued and outstanding immediately prior to the Effective Time and held by the Company (including shares held as treasury stock) or owned beneficially or of record by Parent or Sub or any direct or indirect subsidiary of Parent or Sub shall be cancelled and no consideration shall be delivered in exchange therefor.

               (c) The shares of common stock of Sub issued and outstanding immediately prior to the Effective Time shall remain outstanding.

          3.3  Merger Consideration.
               --------------------

               (a) The consideration for the Merger (the "Merger Consideration") shall be an amount equal to the net sales of the Company for the twelve month period beginning on the first day of the calendar month immediately following the date of this Agreement (the "Period"), as set forth in an income statement of the Company for the Period which shall be prepared in accordance with GAAP and shall be based on the books and records of the Company (the "Income Statement"), subj ect to the following:

                    (i) If income from operations before taxes, interest and factoring charges set forth in the Income Statement ("Income From Operations") is less than 8% of the net sales set forth in the Income Statement, the Merger Consideration shall be an amount equal to Income From Operations multiplied by a fraction the numerator of which is 100 and the denominator of which is 8.

                    (ii) In no event shall the Merger Consideration be less than $4 million or more than $10 million.

               (b)  The Merger Consideration shall be payable as follows:

                    (i) $2 million of the Merger Consideration shall be paid at the Closing by delivery of an interest-bearing Promissory Note in a form mutually agreeable to the parties in the principal amount of $2 million executed by Parent which shall be payable on or before January 2, 1998 (the "Parent Note"). The Parent Note shall be secured by a pledge of all of the shares of the Surviving Corporation pursuant to a Security Agreement in a form mutually agreeable to the parties (the "Stock Pledge

Agreement") and a security interest in all of the assets of Parent pursuant to a Security Agreement in a form mutually agreeable to the parties (the "Parent Security Agreement");

                    (ii) $2 million of the Merger Consideration shall be paid at the Closing by issuance and delivery by 666,667 shares of Parent Common; and

                    (iii) The Merger Consideration in excess of $4 million ("Excess Merger Consideration") shall be paid within 60 days after the end of the Period by delivery of the whole number of shares of Parent Common determined by dividing the Excess Merger Consideration by $3.

The certificates for the Parent Common shall contain all appropriate legends under federal and state securities laws.

          3.4  Agreement by Graval.  By executing this Agreement, Graval hereby
               -------------------
agrees to, and approves, this Agreement and all of the transactions contemplated hereby, including, without limitation, the Merger, and agrees to exchange his shares of Company Common for the Parent Note and shares of Parent Common on the terms and conditions hereof.

                                   ARTICLE 4
                       REPRESENTATIONS AND WARRANTIES OF
                            GRAVAL AND THE COMPANY

          Graval and the Company, jointly and severally, represent and warrant to Parent (except the representations of Graval contained in Sections 4.4(a) and 4.29 are made by Graval only) as follows:

          4.1  Organization and Qualification.  The Company is a corporation
               ------------------------------
duly organized, validly existing and in good standing under the laws of the State of California and has the requisite corporate power to carry on its business as it is now being conducted. The Company conducts no business in any jurisdiction other than California and is not qualified to do business in any other jurisdiction. Copies of the Articles of Incorporation, as amended, and Bylaws of the Company heretofore delivered to Parent are true, accurate and complete.

          4.2  Subsidiaries.  The Company does not directly or indirectly own
               ------------
any interest in any corporation, partnership, joint venture or other business association or entity. The Company is not subject to any obligation or requirement to provide funds to or to make any investment (in the form of a loan, capital contribution or otherwise) in any entity or to any individual.

         4.3   Capitalization.  The authorized capital stock of the Company
               --------------
consists of 10,000 shares of Company Common, of which 5,000 shares are validly issued and outstanding, fully paid and nonassessable and free of preemptive rights. Graval is the sole owner of all of the issued outstanding shares of Company Common. There are no other shares of capital stock or other equity securities of the Company outstanding and no outstanding options, warrants, subscription rights (including any preemptive rights), calls or commitments of any character whatsoever to which the Company is a party or is bound, requiring the issuance, sale or transfer by the Company of any shares of capital stock of the Company or any securities convertible into or exchangeable or exercisable for, or rights to purchase or otherwise acquire, any shares of capital stock of the Company. There are no stock appreciation rights.

          4.4  Authority.
               ---------

               (a) Graval has the full power and authority to enter into this Agreement, to perform his obligations hereunder, and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Graval and constitutes a valid and binding obligation of Graval, enforceable against Graval in accordance with its terms.

               (b) The Company has the corporate power and authority to enter into this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

               (c) The execution and delivery by Graval and the Company of this Agreement do not, and the consummation of the transactions contemplated hereby will not, (i) conflict with, or result in a violation of, any provision of the Articles of Incorporation or Bylaws of the Company, (ii) constitute or result in a breach of or default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the termination or suspension of, or accelerate the performance required by, or result in a right of termination, cancellation or acceleration of any obligation or a loss of a benefit under, any note, bond, mortgage, indenture, deed of trust, lease, permit, concession, franchise, license, agreement or other instrument or obligation to which the Company is a party or to which it or any of its properties or assets is subject, (iii) create any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or Graval, or (iv) constitute, or result in, a violation of any judgment, ruling, order, writ, injunction, decree, statute, law, rule or regulation applicable to the Company or Graval or any of the properties or assets of the Company or Graval, except, in the case of each of clauses (ii), (iii) and (iv) above, for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances, which would not, individually or in the aggregate, have a material adverse effect on the business, assets, financial condition, results of operations or prospects of the Company or the ability of the Company or Graval to consummate the Merger ("Company Material Adverse Effect").

               (d) No consent, approval, order or authorization of, notice to, or registration, declaration of filing with, any Governmental Authority is necessary in connection with the execution and delivery of this Agreement by Graval and the Company or the consummation of the transactions contemplated hereby by Graval and the Company.

          4.5  Financial Statements.  The Company has heretofore delivered to
               --------------------
Parent a true, accurate and complete copy of the balance sheet of the Company as of December 31, 1995, together with the related statement of income and retained earnings and statement of cash flows for the year then ended, together with the report of the review thereof by Katz & Varon. The financial statements referred to in this subsection are referred to in this Agreement as the "Company Financial Statements". The Company Financial Statements (a) have been prepared in accordance with GAAP, (b) are in accordance with the books and records of the Company, and (c) fairly present the assets, liabilities and financial position/cash flow of the Company as of the date thereof and the results of its operations and changes in cash flow for the period then ended (subject to normal year-end adjustments).

          4.6  Absence of Certain Changes or Events.  Except as will be set
               ------------------------------------
forth in Schedule 4.6 which will be delivered to Parent By The Closing Date
         ------------
since December 31, 1995 (the "Balance Sheet Date"), there has not been:

               (a)  any material adverse change in the Company;

               (b) any damage, destruction or loss, whether covered by insurance or not, which has had or may be expected to have a Company Material Adverse Effect;

               (c) any entry by the Company into a commitment or transaction material to the Company, which is not in the ordinary course of business consistent with prior practice;

               (d) any change by the Company in accounting principles, methods or practices except insofar as may have been required by a change in generally accepted accounting principles;

               (e) any declaration, payment or setting aside for payment of any dividends or distributions in respect of shares of capital stock of the Company, or any redemption, purchase or other acquisition of any shares of capital stock of the Company;

               (f) any cancellation of any debts or waiver or release of any right or claim of the Company, individually or in the aggregate material to the Company, whether or not in the ordinary course of business;

               (g) any revaluations by the Company of any of its assets, including without limitation, writing off notes or accounts receivable;

               (h) any issuance by the Company of, or commitment of the Company to issue, any shares of Company Common or other equity securities of the Company or securities convertible into or exchangeable for shares of Company Common or other equity securities of the Company;

               (i) any increase in the rate or terms of compensation payable or to become payable by the Company to its directors, officers or independent contractors, any bonus, incentive compensation, service award or other benefit granted, made or accrued, contingently or otherwise, for or to the credit of any personnel;

               (j) any tax election by the Company of any federal, state, local or foreign income tax liability;

               (k) any adoption of a plan of liquidation or resolutions providing for the liquidation, dissolution, merger, consolidation or other reorganization of the Company;

               (l) any purchase, acquisition or sale by the Company of any assets or property, tangible or intangible, real or personal, other than in the ordinary course of business consistent with prior practice;

               (m) any amendment, cancellation or termination of any material contract, including, without limitation, license or sublicense, or other instrument to which the Company is a party or to which the Company or any of its assets is bound;

               (n)  any failure to pay any material obligation of the Company;

               (o) any mortgage, pledge or other encumbrance of any assets of the Company;

               (p) any commitment to borrow money entered into by the Company, or any loans made or agreed to be made by the Company, involving more than $5,000;

               (q) any payment, discharge or satisfaction of any liabilities or any capital expenditure, other than (i) the payment, discharge or satisfaction in the ordinary course of business and consistent with prior practice of liabilities reflected or reserved against in the Company Financial Statements or liabilities incurred in the ordinary course of business consistent with prior practice since the Balance Sheet Date, and (ii) any capital expenditures involving $5,000 or less individually and $25,000 or less in the aggregate;

               (r) any failure to operate the business of the Company in the ordinary course so as to preserve the business intact, to keep available to the Company the services of its personnel, and to preserve for the Company the goodwill of the Company's suppliers, customers and others having business relations with the Company;

               (s) expenditures in excess of $5,000 made by the Company which are not reflected as an asset in the Company's accounts or are not deductible for Federal income tax purposes; or

               (t) any material change in the Company's invoicing or collection procedures or any discounts or rebates granted to any customer other than in the normal and customary manner consistent with the Company's prior practice;

               (u) any increase in the amount of accounts receivable which are more than 31 days past the date such amounts are due pursuant to their terms or material increase in the amount of any accounts receivable or portions thereof written-off by the Company as uncollectible or reserved for on the books of the Company; and

               (v) any agreement by the Company to do any of the things described in the preceding clauses (a) through (u), other than as expressly contemplated or provided for herein.

          4.7  Certain Assets.
               --------------

               (a)  Schedule 4.7(a), which will be delivered to Parent By The
                    ---------------
Closing Date will set forth a list of all of the properties and assets, not including inventory, Proprietary Rights and real properties, (collectively, the "Assets") owned, leased or licensed by the Company. The Company (i) is the lawful owner of the Assets it purports to own, (ii) has valid leasehold interests in the Assets it purports to lease, and (iii) has valid license rights (whether as a licensor or licensee) in the Assets it purports to license, in all cases free and clear of all mortgages, liens, encumbrances, pledges, security interests, covenants, conditions, restrictions, claims, assessments or charges of any kind or nature, except for liens to be disclosed in Schedule 4.7(b),
                                                           ---------------
which will be delivered to Parent within 15 days of the date hereof.

               (b) The Company has not depreciated any of its assets on an accelerated basis or in any other manner inconsistent with applicable Internal Revenue Service guidelines, if any.

               (c) The properties and assets owned, leased or licensed by the Company constitute all the properties and assets which are necessary to operate the business of the Company as presently conducted.

               (d) All of the Assets are in good and usable condition, other than conditions which require repairs of no more than $5,000 in the aggregate.

          4.8  Real Properties.
               ---------------

               (a)  Schedule 4.8(a), which will be delivered to Parent within
                    ---------------
15 days of the date hereof, will set forth a true, accurate and complete list of all real properties leased or otherwise used by the Company. All of such real property is in good and usable condition. Graval and the Company have delivered to Parent a true, accurate and complete copy of the leases for such real property. The Company does not own any real property.

               (b)  Except as will be reflected in Schedule 4.8(b), which will
                                                   ---------------
be delivered to Parent within 15 days of the date hereof, the Company has valid leasehold interests in the real properties it purportedly leases, free and clear of all liens, mortgages, security interests, pledges, charges, covenants, conditions, restrictions, easements, claims, assessments and encumbrances of any kind or nature, except for rights of lessors, co-lessees or sublessees which will be reflected in the leases listed in Schedule 4.8(a).
                                          ---------------

               (c) No real property leased or used by the Company lies in an area which is, or, to the best knowledge of the Company or Graval, will be, subject to zoning, use, or building code restrictions which would prohibit the continued effective leasing or use of such real property in the business in which the Company is now engaged. The Company enjoys peaceful and material undisturbed possession under all leases of real property to which it is a party and all of such leases are valid and in full force and effect. To the best knowledge of Graval or the Company, no other party to a lease for real property is in default thereunder or breach thereof.

               (d) There are no pending or, to the best knowledge of Graval, threatened condemnation proceedings relating to any real property used by the Company.

          4.9  Inventories.
               -----------

               (a) The values at which the Company's inventories are shown on the Company Financial Statements have been determined in accordance with the normal valuation policy of the Company, consistently applied and in accordance with generally accepted accounting principles. Such inventories (and items of inventory acquired subsequent to the date of the Company Financial Statements) consist only of items of quality and quantity commercially usable and salable in the ordinary course of business, except for any items of obsolete material or material below standard quality, all of which have been written down to realizable market value or for which adequate reserves have been provided, and the present quantities of all inventories are reasonable under the present circumstances of the Company's business. No item of inventory has been pledged as collateral or is held by the Company on consignment from others.

               (b) To the best knowledge of the Company and Graval, there are no defects in the design or technology embodied in any product currently marketed or proposed to be marketed by the Company which impair or are likely to impair in a material manner the intended use of the product.

          4.10 Proprietary Rights.  Schedule 4.10, which will be delivered to
               ------------------   -------------
Parent within 15 days of the date hereof, will set forth a true, accurate and complete list of all of the (a) registrations of trademarks, service marks or trade names, and all pending applications for any such registrations, (b) registrations of patents and copyrights and all pending applications therefor,
(c) other trademarks, service marks or trade names, whether or not registered (the matters in clauses (a), (b) and (c) are collectively referred to herein as "Proprietary Rights"), which are owned or used by the Company. None of the Proprietary Rights were granted to the Company pursuant to any licensing or sublicensing agreement under which the Company is the licensee or the sublicensee. The Proprietary Rights listed in Schedule 4.10 will be all of
                                              -------------
those used in the business of the Company. Except as disclosed in the list of Material Contracts attached hereto, no person has a right to receive a royalty or similar payment in respect of any Proprietary Rights pursuant to any contractual arrangements entered into by the Company. Except as disclosed in the list of Material Contracts attached hereto, no Proprietary Rights have been granted by the Company to any other person pursuant to any licensing or sublicensing agreement under which the Company is the licensor or the sublicensor. The Company's use of its Proprietary Rights has not infringed, is not infringing upon and is not otherwise violating the rights of any third party in or to such Proprietary Rights or the asserted Proprietary Rights of others, and no notices have been received by the Company or Graval that the Company's use of the Proprietary Rights infringes upon or otherwise violates any rights of a third party in or to such Proprietary Rights or the Proprietary Rights of others. To the best knowledge of Graval or the Company, no third-party is infringing on the Proprietary Rights the Company owns. The Proprietary Rights owned by the Company are free and clear of all liens, security interests, charges, covenants, conditions, restrictions, assessments, encumbrances or other adverse claims of any nature.

          4.11 Contracts and Commitments.
               -------------------------

               (a) Except for contracts, commitments, plans, licenses, notes, instruments or agreements of any kind, written or oral, to be described in
Schedule 4.11, which will be delivered to Parent within 15 days of the date
- -------------
hereof (individually, a "Material Contract"), the Company is not a party to or subject to:

                    (i) any purchase order or agreement for the purchase of any service or product, except purchase orders in an amount less than $10,000;

                    (ii) agreements under which the Company has any payment obligation in excess of $10,000 individually or $50,000 in the aggregate, other than any agreement which by its terms terminates within 30 days of the date hereof and which does not involve a payment of more than $5,000 between the date hereof and the date of termination and any agreement which is terminable without penalty by the Company or any successor or assign of it upon delivery of 30 days' notice and does not involve a payment by the Company of more than $5,000 between the date of delivery of the termination notice and the date of termination;

                    (iii) any agreement with any party containing covenants limiting the freedom of the Company or any of its officers, directors, employees or agents to compete in any line of business or with any person or entity or in any geographic location or to use or disclose any information in their possession or limiting the price the Company may charge;

                    (iv)   any license agreement (as licensor or licensee);

                    (v)    any employment agreement;

                    (vi) any agreement of indemnification, other than indemnification rights granted in the articles of incorporation or bylaws of the Company;

                    (vii) any agreement which contains a fixed penalty or liquidated damages clause for late performance or other default by the Company; and

                    (viii) any agreement or undertaking pursuant to which the Company is: (A) borrowing or is entitled to borrow any money; (B) lending or has committed itself to lend any money; or (C) a guarantor or surety with respect to the obligations of any person or entity.

               (b) The Company is not in violation or breach of, nor has the Company or Graval received in writing any claim or threat that the Company has breached any of the terms and conditions of, any Material Contract. To the best knowledge of

Graval or the Company, no other party to any Material Contract is in default thereunder or breach thereof.

               (c) The Company has delivered to Parent a true, accurate and complete copy of each Material Contract, including all amendments, supplements or modifications thereto or waivers thereunder.

               (d) Neither the execution and delivery by Graval or the Company of this Agreement nor the consummation of the transactions contemplated hereby by Graval or the Company requires the consent of any party to a Material Contract .

          4.12 Compliance with Law.  The Company is not in violation of any
               -------------------
statute, law, ordinance, regulation, rule or order of any foreign, federal, state or local government, governmental department or agency applicable to its business or operations, including, without limitation, all foreign, federal, state and local energy, public utility, zoning, building code, health, employee safety, and OSHA requirements, except for any such violation which does not have a Material Adverse Effect. The Company is not subject to any judgment, decree, order, writ or injunction of any court applicable to its business or operations. The Company has all permits, licenses and franchises from all Governmental Authorities required to conduct its business as now being conducted.

          4.13 Brokers.  Neither Graval nor the Company has entered into any
               -------
contract, agreement, arrangement or understanding with any person or entity which will result in the obligation to pay any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement.

          4.14 Litigation.  There are no claims, actions, suits, litigation,
               ----------
labor disputes, arbitrations, proceedings or investigations pending or, to the best knowledge of Graval or the Company, threatened against or affecting the Company or the transactions contemplated by this Agreement. The Company is not subject to any order, judgment, writ, injunction or decree of any court or governmental entity or agency.

          4.15 Taxes.  Except as will be described in Schedule 4.15, which
               -----                                  -------------
will be delivered to Parent within 15 days of the date hereof.

               (a) all returns, estimates and reports relating to Taxes ("Returns") required to be filed on or before the date hereof by the Company in any jurisdiction in which the Company is, or has been subject, have been properly and timely filed and are, and when filed were, true and accurate;

               (b) all Taxes due and payable on or before the date hereof and owed by the Company (whether or not shown on any

Return) have been paid and all estimated payments for Taxes due and payable on or before the date hereof have been made in a timely manner;

               (c) to the extent required by applicable accounting standards, adequate reserves have been made on the Company Financial Statements for the payment of any Taxes accrued but not yet due and payable;

               (d) no current or deferred liability for Taxes attributable to any period ending (or the portion of such period ending) after the date hereof (whether or not such Taxes have become due and payable) has been incurred by the Company other than in the ordinary course of business;

               (e) there is no (nor has there been any request for an) agreement, waiver or consent providing for an extension of time with respect to the assessment of any Taxes or the filing of any Returns and no power of attorney granted by the Company with respect to any Tax matter is currently in force;

               (f) the Tax Returns of the Company have not been audited by any Governmental Authority;

               (g) there is no action, suit, proceeding, investigation, audit, claim, demand, deficiency or additional assessment in progress, pending, or, to the best knowledge of Graval and the Company, threatened against the Company with respect to any Tax nor, to the best knowledge of Graval and the Company, is there any factual or legal basis therefor;

               (h) all Taxes required to be withheld by the Company on or before the date hereof have been withheld and paid when due to the appropriate agency or authority;

               (i) no claim has ever been made by any Governmental Authority in a jurisdiction where the Company has not filed any Returns that the Company is or may be subject to taxation by the jurisdiction;

               (j) the Company has not filed a consent under Section 341(f) of the Code concerning collapsible corporations;

               (k) the Company has not received any notice of deficiency or assessment from any federal, state or local taxing authority with respect to liabilities for Taxes of the Company which has not been fully paid or finally settled;

               (l) the Company has disclosed on its Federal income tax returns all positions taken therein that could give rise to a substantial understatement of Federal income tax within the meaning of Section 6661 of the Code;

               (m) the Company is not a party to any Tax sharing, allocation, indemnity or similar agreement or cost sharing agreement;

               (n) the Company has used the same method of accounting in calculating its taxable income for all taxable years as to which the applicable statute of limitations has not yet expired except to the extent changes or variations have been consented to, or mandated by the appropriate Tax authority as required by the governing laws of the appropriate Tax jurisdiction;

               (o) there have been no payments made to any person that, individually or collectively, were not or would not be deductible pursuant to Sections 280G or 162 of the Code and no payments will be due to any person as a result of the Merger which would not be deductible pursuant to Sections 280G or 162 of the Code;

               (p) the Company has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii);

               (q) the Company (A) has not been a member of any affiliated group filing a consolidated federal income Tax Return (other than a group of which the Company is the common parent) and (B) does not have any liability for the Taxes of any person as defined in Code Section 7701(a)(1) (other than the Company and the Company Subsidiaries) under Treas. Reg. (S) 1.1502-6 (or any similar provision of state, local, or foreign law), as transferee or successor, by contract or otherwise;

               (r) the Company is a United States person within the meaning of Code Section 7701(a)(30);

               (s) there are no elections in effect made by the Company pursuant to Code Sections 338 or 336(e) or the regulations thereunder and the Company is not subject to any constructive elections under Code Section 338 or the regulations thereunder;

               (t) the property of the Company: (A) is not subject to a lease under (x) Section 168(f)(8) of the Internal Revenue Code of 1954, or (y) Code
Section 7701(h); (B) does not secure any debt the interest on which is tax-exempt under Code Section 103(a); and (C) is not tax-exempt use property within the meaning of Code Section 168(h); and

               (u) the Company has delivered to Parent true and complete copies of all of its Returns for any and all taxable periods commencing after December 31, 1991.

          4.16 Termination of Business Relationships.  No supplier of the
               -------------------------------------
Company and no person presently a customer, agent, independent contractor, licensor or licensee of the Company, has notified the Company or Graval of any intention to cancel or otherwise terminate its business relationship with the Company, including, without limitation, a termination as a result of the transactions contemplated hereby.

          4.17 Environmental Matters.
               ---------------------

               (a) The term "Hazardous Materials" shall mean any substance, material, liquid or gas defined or designated as hazardous or toxic (or by any similar term) under any Environmental Law, including, without limitation, petroleum products and friable materials containing more than one percent (1.0%) asbestos by weight.

               (b) "Environmental Law" shall mean any federal, state, or local law, ordinance, order, rule, or regulation relating to pollution, protection of the environment, or actual or threatened releases, discharges, or emissions into the environment.

               (c) The term "Environmental Condition" shall refer to any contamination or damage to the environment caused by or relating to the use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaking, pumping, pouring, emptying, discharging, injection, escaping, leaching, disposal, dumping or threatened release of Hazardous Materials by the Company or its predecessors in interest. With respect to claims by employees, Environmental Condition also includes the exposure of persons to Hazardous Materials at a work place of the Company.

               (d) The term "Environmental Noncompliance" shall mean any violation of any Environmental Law.

               (e) There are no investigations, inquiries, administrative proceedings, actions, suits, claims, legal proceedings or any other proceedings pending or, to the best knowledge of the Company or Graval, threatened against the Company that involves, or relates to, Environmental Conditions, Environmental Noncompliance or the release, use or disposal of any Hazardous Materials at any facility owned, leased or operated by the Company (individually, "Facility") or previously owned, leased or operated by the Company (individually, the "Previous Facility") which, if adversely determined, would have a Company Material Adverse Effect.

               (f) To the best knowledge of the Company and Graval, there are no conditions, activities, procedures or other facts or circumstances at or with respect to any Facility that constitutes or could be reasonably expected to constitute in the future an Environmental Noncompliance or an Environmental Condition.

               (g) To the best knowledge of the Company and Graval, there are no structures, improvements, equipment, activities or fixtures on any Facility that are constructed with, use or otherwise contain asbestos-containing construction materials.

               (h) The Company has not used polychlorinated biphenyls ("PCBs"), and, to the best knowledge of the Company or Graval, no PCBs are present, at or in any Facility.

               (i) There are no processes, operations or any other activity at any Facility that currently results in the release of Hazardous Materials into the Environment, or that otherwise contribute to Environmental Conditions, except to the extent that such releases or threatened releases do not constitute a condition of Environmental Noncompliance.

               (j) To the best of the knowledge of the Company and Graval, there are no underground storage tanks, or underground piping associated with tanks, used for the management of Hazardous Materials at any Facility that do not have a full secondary containment system in place, and there are no abandoned underground storage tanks at any Facility that have not been either abandoned in place or removed pursuant to a permit issued by an environmental agency.

               (k) To the best knowledge of the Company and Graval, there were no conditions, activities, procedures or other facts or circumstances at or with respect to any Previous Facility at the time the Company occupied such facility which constitutes or could be reasonably expected to constitute in the future an Environmental Noncompliance or an Environmental Condition.

          4.18  Labor Matters.  There are no present or, to the best knowledge
                -------------
of the Company and Graval, threatened work stoppages or labor difficulties relating to the employees of the Company. The Company is not a party to any collective bargaining agreement with respect to employees, and the Company does not know of any activities of any labor union which is currently seeking to represent or organize the employees of the Company. No unfair labor practice complaint is pending, nor is any such complaint, to the best knowledge of the Company and Graval, threatened, nor does Graval or the Company know of any facts or circumstances which would form a basis for such complaint, against the Company before the National Labor Relations Board or any Governmental Authority, and no grievance is pending, nor any grievance, to the best knowledge of the Company and Graval, threatened, nor does the Company or Graval know of any facts or circumstances which would form a basis for a grievance, against the Company.

          4.19 Employee Benefit Plans.
               ----------------------

               (a)  Schedule 4.19(a), which will be delivered to Parent within
                    ----------------
15 days of the date hereof, will set forth a true, accurate and complete list of "Employee Plans" consisting of each:

                    (i)    "employee welfare benefit plan", as defined in
Section 3(1) of ERISA which the Company maintains or administers or to which the Company contributes or is required to contribute, and which covers any employee or former employee of the Company or under which the Company has any liability (a "Welfare Plan");

                    (ii) "multiemployer pension plan," as defined in Section 3(37) of ERISA, which the Company maintains or administers or to which the Company contributes or is required to contribute at any time after September 25, 1980, and which covers any employee or former employee of the Company or under which the Company has any liability (a "Multiemployer Plan");

                    (iii) Employee Plan which is maintained in connection with any trust described in Section 501(c)(9) of the Code;

                    (iv) "employee pension benefit plan" as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) which the Company maintains or administers or to which the Company contributes or is required to contribute, and which covers any employee or former employee of the Company or under which the Company has any liability (a "Pension Plan"); and

                    (v) employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (A) is not a Welfare Plan, Pension Plan or Multiemployer Plan,
(B) is entered into, maintained, contributed to or required to be contributed to, as the case may be, by the Company or under which the Company has any liability, and (C) covers any employee or former employee of the Company (collectively, "Benefit Arrangements");

provided, however, for purposes of this Section, Employee Plan shall not include any plan or arrangement in the nature of a legislated, government-mandated or publicly funded pension or other insurance arrangement.

                    (vi) There is no Pension Plan which is subject to the minimum funding requirements of ERISA.

                    (vii) Each Pension Plan and each related trust agreement, annuity contract or other funding instrument which is intended to be qualified and tax-exempt under the provisions of Section 401(a) (or 403(a) as appropriate) of the Code and Section 501(a) of the Code is so qualified and has been so qualified during the period from its adoption to date.

                    (viii) Each Pension Plan, each related trust agreement, annuity contract or other funding instrument and each Welfare Plan complies in all material respects and has been maintained in material compliance with its terms and, both as to form and in operation, with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such plans, including but not limited to ERISA and the Code.

                    (ix) The Company does not maintain any Pension Plan that is subject to Title IV of ERISA.

               (b) Each Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes. There are no agreements, oral or written, providing for the employment of any person by the Company.

               (c) There is no contract, agreement, plan or arrangement covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G or Section 162(a)(1) of the Code.

               (d) The Company has not at any time contributed to or had an obligation to contribute to a Multiemployer Plan.

               (e) Neither the Company nor, to the best knowledge of the Company or Graval, any plan fiduciary of any Welfare Plan or Pension Plan has engaged in any transaction in violation of Section 406(a) or (b) of ERISA or any "prohibited transaction," as defined in Section 4975(c)(1) of the Code, for which no exemption exists under Section 4975(c)(2) or 4975(d) of the Code.

               (f) Copies of each of the following documents have been delivered by the Company to Parent: (i) each Welfare Plan and Pension Plan (and, if applicable, related trust agreements) and all amendments thereto, all written interpretations thereof and written descriptions thereof which have been distributed to the Company's employees, all annuity contracts or other funding instruments, (ii) each Benefit Arrangement, including written interpretations thereof and written descriptions thereof which have been distributed to the Company's employees (including descriptions of the number and level of employees covered thereby) and complete descriptions of any Benefit Arrangement which is not in writing, (iii) the most recent determination letter issued by the Internal Revenue Service with respect to each Pension Plan, (iv) Annual Reports on Form 5500 Series required to be filed with any governmental agency for each Pension Plan for the three most recent plan years, (v) a description of complete age, salary, service and related data as of the last day of the last plan year for employees and former employees of the Company covered under the Pension Plans, and (vi) a description setting forth the amount of any liability of the Company for payments more than thirty days past due with respect to each Welfare Plan as of the date hereof.

               (g) Each Welfare Plan, Pension Plan, related trust agreement, annuity contract or other funding instrument and each Benefit Arrangement is a valid and binding obligation of the Company and in full force and effect.

               (h) Neither the Company nor any Welfare Plan has any obligation to make any payment to or with respect to any former employee of the Company pursuant to any retiree medical benefit or other Welfare Plan and no condition exists which would prevent the Company from amending or terminating any such benefit or Welfare Plan.

               (i) Neither the Company nor any Plan is a party to any litigation relating to or seeking benefits under any Plan.

               (j) There is no entity which is a member of a "controlled group of corporations" with or under "common control" with the Company, as such terms are defined in Sections 414(b) and (c) of the Code.

          4.20 Grants.  The Company has not received any grants or other
               ------
payments from any Federal, state or local governmental authority which the Company would have to repay under any circumstances.

          4.21 Banking Relations and Powers of Attorney.  All of the
               ----------------------------------------
arrangements which the Company has with any banking, savings or financial institution, or investment banking or brokerage firm, will be described in
Schedule 4.21, which will be delivered to Parent within 15 days of the date
- -------------
hereof, indicating with respect to each of such arrangements the type of arrangement maintained (such as checking accounts, safe deposit box, etc.) and the person or persons authorized in respect thereof. The Company does not have any outstanding powers of attorney.

          4.22 Transactions with Interested Persons.  None of Graval or the
               ------------------------------------
members of his immediate family (for purposes hereof immediate family shall mean the persons set forth in the instructions to Item 404(a) of Regulation S-K) or any other officer, managerial employee or director of the Company or members of their respective immediate families, (a) owns directly or indirectly, on an individual basis, any material interest in, or serves as an officer or director of, any competitor or supplier of the Company or any organi zation which has a contract or arrangement with the Company; (b) has any loans outstanding to the Company; (c) is indebted to the Company; (d) owns any personal property, tangible or intangible, or has rights required for or used in the business of the Company; (e) is owed any money or property by the Company, other than wages or salary earned in the ordinary course of business, or (f) is a party to any contract or agreement, whether oral or written, with the Company, other than employment agreements included in the list of Material Contracts attached hereto.

          4.23 Absence of Undisclosed Liabilities.  The Company does not have
               ----------------------------------
any liability or obligation (absolute, accrued, contingent or otherwise) of a nature required by generally accepted accounting principles to be reflected on a corporate balance sheet or disclosed in the notes thereto, except (a) liabilities stated or adequately reserved against in the Company Financial Statements; or (b) liabilities involving $5,000 or less individually or $100,000 or less in the aggregate.

          4.24 Insurance.  Schedule 4.24, which will be delivered to Parent
               ---------   -------------
within 15 days of the date hereof, will set forth a true, accurate and complete list of all policies or binders of fire, liability, title, worker's compensation and other forms of insurance (showing as to each policy or binder the carrier, policy number, coverage limits, expiration dates, annual premiums and a general description of the type of coverage provided) maintained by the Company on its business, property or personnel. All of such policies are sufficient for compliance with all requirements of law and of all contracts to which the Company is a party. The Company is not in default under any of such policies or binders, and the Company has not failed to give any notice or to present any claim under any such policy or binder in a due and timely fashion when the effect of such default or such failure would be to render a material claim uninsured. The Company has not received any notice from any insurer advising of reduced coverage or increased premiums on existing policies or binders. There are no outstanding unpaid claims under any such policies or binders. Such policies and binders are in full force and effect. None of such policies will in any way be adversely affected by, or terminate or lapse by reason of, any of the transactions contemplated by this Agreement.

          4.25 Payments.  The Company has not, directly or indirectly, paid or
               --------
delivered any fee, commission or other sum of money or item or property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which is in any manner related to the business or operations of the Company which the Company knows or has reason to believe to have been illegal under any federal, state or local laws of the United States or any other country having jurisdiction and which could reasonably be expected to result in a Material Adverse Effect; and the Company has not participated, directly or indirectly, in any boycotts or other similar practices affecting any of its actual or potential customers.

          4.26 Collectibility of Accounts Receivable.  The accounts receivable
               -------------------------------------
of the Company existing on the date hereof represent valid claims against account debtors for goods delivered or services rendered by the Company, are collectible in the ordinary course of business, except to the extent of reserves set forth in the Company Financial Statements or in Schedule 4.26, which will be
                                                    -------------
delivered to Parent By Closing Date, and are not subject to set-off or counterclaim.

          4.27 Trade Secrets and Customer Lists.  The Compa ny has the right to
               --------------------------------
use, without liability to others, all customer lists required and used in its business and has not sold, licensed, sublicensed or otherwise granted to any third party the right to use any trade secrets or proprietary information. The Company is not using or in any way making use of any confidential information, trade secrets, or trade processes of any third party, including, without limitation, a former employer of any present or past employee of the Company.

          4.28 No Other Agreements to Sell Shares.  Neither Graval nor the
               ----------------------------------
Company has any legal obligation, absolute or contingent, to any person or firm, other than Parent, to sell any shares of Company Common or any other capital stock of the Company, or to effect any merger, consolidation or other reorganization of the Company or to enter into any agreement with respect thereto.

          4.29 Investment Representations.  Graval has such knowledge and
               --------------------------
experience in financial and business matters that he is capable of evaluating the merits and risks of receiving the Merger Consideration. Graval confirms that Parent has made available to Graval the opportunity to ask questions of the officers and management employees of Parent and to acquire additional information about the business, assets and financial condition of Parent. Graval is acquiring the shares of Parent Common included in the Merger Consideration for investment only, and not with a view toward or for sale in connection with, any distribution thereof, or with any present intention of distributing or selling such shares. Graval acknowledges that the shares of Parent Common included in the Merger Consideration are being issued in reliance on exemptions provided under Section 4(2) of the Securities Act of 1933, as amended, and
Section 25102(f) of the California Corporations Code, and that the certificates evidencing the securities included in the Merger Consideration will contain all legends necessary to reflect reliance on these exemptions. Graval acknowledges and agrees that the shares of Parent Common included in the Merger Consideration may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act of 1933 except pursuant to an exemption from such registration available under such Act.

          4.30 Disclosure.  The representations and warranties of Graval and the
               ----------
Company herein or in any document, exhibit, statement, certificate or schedule furnished by or on behalf of Graval to Parent as required by this Agreement do not contain nor will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE 5
                   REPRESENTATIONS AND WARRANTIES OF PARENT

          Parent represents and warrants to Graval and the Company as follows:

          5.1  Organization, Standing and Power.  Parent is a corporation duly
               --------------------------------
organized, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power to carry on its business as it is now being conducted.

          5.2  Authority.
               ---------

               (a) Parent has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent. This Agreement has been duly executed and delivered by Parent and constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms.

               (b) No consent, approval, order or authorization of, notice to, or registration, declaration or filing with, any governmental entity is necessary in connection with the execution and delivery of this Agreement by Parent or the consummation by Parent of the transactions contemplated hereby, except approval of the Merger by the shareholders of Parent.

               (c) The execution and delivery by Parent of this Agreement do not, and the consummation of the transactions contemplated hereby will not, (i) conflict with, or result in a violation of, any provision of the Articles of Incorporation or Bylaws of Parent, (ii) constitute or result in a breach of or default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the termination or suspension of, or accelerate the performance required by, or result in a right of termination, cancellation or acceleration of any obligation or a loss of a benefit under, any note, bond, mortgage, indenture, deed of trust, lease, permit, concession, franchise, license, agreement or other instrument or obligation to which Parent is a party or to which it or any of its properties or assets is subject, (iii) create any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent, or (iv) constitute, or result in, a violation of any judgment, ruling, order, writ, injunction, decree, statute, law, rule or regulation applicable to Parent or any of the properties or assets of Parent, except, in the case of each of clauses
(ii), (iii) and (iv) above, for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances, which would not, individually or in the aggregate, have a material adverse effect on the business, assets, financial condition, results of operations or prospects of Parent or the ability of Parent to consummate the Merger ("Parent Material Adverse Effect").

          5.3 Merger Consideration.  When issued in accordance with the terms
              --------------------
hereof, the shares of Parent Common included in the Merger Consideration will be duly authorized, validly issued, fully paid and non-assessable.

          5.4 Capitalization.  The authorized capital stock of Parent
              --------------
consists of 50,000,000 shares of Parent Common, of which 7,565,000 shares are validly issued and outstanding, fully paid and nonassessable and free of preemptive rights. Except as will be set forth in Schedule 5.4 which will be
                                                  ------------
delivered to the Company within 15 days of the date hereof, there are no other shares of capital stock or other equity securities of Parent outstanding and no outstanding options, warrants, subscription rights (including any preemptive rights), calls or commitments of any character whatsoever to which Parent is a party or is bound, requiring the issuance, sale or transfer by Parent of any shares of capital stock of Parent or any securities convertible into or exchangeable or exercisable for, or rights to purchase or otherwise acquire, any shares of capital stock of Parent. There are no stock appreciation rights.

          5.5 Financial Statements.  Parent has heretofore delivered to the
              --------------------
Company a true, accurate and complete copy of the balance sheet of Parent as of December 31, 1995, together with the related statement of income and retained earnings and statement of cash flows for the twelve months then ended. The financial statements referred to in this subsection are referred to in this Agreement as the "Parent Financial Statements". The Parent Financial Statements
(a) have been prepared in accordance with GAAP, (b) are in accordance with the books and records of Parent, and (c) fairly present the assets, liabilities and financial position/cash flow of Parent as of the date thereof and the results of its operations and changes in cash flow for the period then ended (subject to normal year-end adjustments).

          5.6 Absence of Certain Changes or Events.  Except as will be set forth
              ------------------------------------
in Schedule 5.6 which will be delivered to the Company within 15 days of the
   ------------
date hereof, since December 31, 1995 (the "Parent Balance Sheet Date"), there has not been:

               (a)  any material adverse change in Parent;

               (b) any damage, destruction or loss, whether covered by insurance or not, which has had or may be expected to have a Parent Material Adverse Effect;

               (c) any entry by Parent into a commitment or transaction material to Parent, which is not in the ordinary course of business consistent with prior practice;

               (d) any change by Parent in accounting principles, methods or practices except insofar as may have been required by a change in generally accepted accounting principles;

               (e) any declaration, payment or setting aside for payment of any dividends or distributions in respect of shares of capital stock of Parent, or any redemption, purchase or other acquisition of any shares of capital stock of Parent;

               (f) any cancellation of any debts or waiver or release of any right or claim of Parent, individually or in the aggregate material to Parent, whether or not in the ordinary course of business;

               (g) any revaluations by Parent of any of its assets, including without limitation, writing off notes or accounts receivable;

               (h) any issuance by Parent of, or commitment of Parent to issue, any shares of Parent Common or other equity securities of Parent or securities convertible into or exchangeable for shares of Parent Common or other equity securities of Parent;

               (i) any increase in the rate or terms of compensation payable or to become payable by Parent to its directors, officers or independent contractors, any bonus, incentive compensation, service award or other benefit granted, made or accrued, contingently or otherwise, for or to the credit of any personnel;

               (j) any tax election by Parent of any federal, state, local or foreign income tax liability;

               (k) any adoption of a plan of liquidation or resolutions providing for the liquidation, dissolution, merger, consolidation or other reorganization of Parent;

               (l) any purchase, acquisition or sale by Parent of any assets or property, tangible or intangible, real or personal, other than in the ordinary course of business consistent with prior practice;

               (m) any amendment, cancellation or termination of any material contract, including, without limitation, license or sublicense, or other instrument to which Parent is a party or to which Parent or any of its assets is bound;

               (n)  any failure to pay any material obligation of Parent;

               (o) any mortgage, pledge or other encumbrance of any assets of Parent;

               (p) any commitment to borrow money entered into by Parent, or any loans made or agreed to be made by Parent, involving more than $5,000;

               (q) any payment, discharge or satisfaction of any liabilities or any capital expenditure, other than (i) the payment, discharge or satisfaction in the ordinary course of business and consistent with prior practice of liabilities reflected or reserved against in the Parent Financial Statements or liabilities incurred in the ordinary course of business consistent with prior practice since the Parent Balance Sheet Date, and (ii) any capital expenditures involving $5,000 or less individually and $25,000 or less in the aggregate;

               (r) any failure to operate the business of Parent in the ordinary course so as to preserve the business intact, to keep available to Parent the services of its personnel, and to preserve for Parent the goodwill of Parent's suppliers, customers and others having business relations with Parent;

               (s) expenditures in excess of $5,000 made by Parent which are not reflected as an asset in Parent's accounts or are not deductible for Federal income tax purposes; or

               (t) any material change in Parent's invoicing or collection procedures or any discounts or rebates granted to any customer other than in the normal and customary manner consistent with Parent's prior practice;

               (u) any increase in the amount of accounts receivable which are more than 31 days past the date such amounts are due pursuant to their terms or material increase in the amount of any accounts receivable or portions thereof written-off by Parent as uncollectible or reserved for on the books of Parent; and

               (v) any agreement by Parent to do any of the things described in the preceding clauses (a) through (u), other than as expressly contemplated or provided for herein.

          5.7  Certain Assets.
               --------------

               (a)  Schedule 5.7(a), which will be delivered to the Company
                    ---------------
within 15 days of the date hereof, will set forth a list of all of the properties and assets, not including inventory, Proprietary Rights and real properties, (collectively, the "Parent Assets") owned, leased or licensed by Parent. Parent (i) is the lawful owner of the Parent Assets it purports to own,
(ii) has valid leasehold interests in the Parent Assets it purports to lease, and (iii) has valid license rights (whether as a licensor or licensee) in the Parent Assets it purports to license, in all cases free and clear of all mortgages, liens, encumbrances, pledges, security interests, covenants, conditions, restrictions, claims, assessments or charges of any kind or nature, except for liens disclosed in Schedule 5.7(b) attached hereto.
                              ---------------

               (b) Parent has not depreciated any of its assets on an accelerated basis or in any other manner inconsistent with applicable Internal Revenue Service guidelines, if any.

               (c) The properties and assets owned, leased or licensed by Parent constitute all the properties and assets which are necessary to operate the business of Parent as presently conducted.

               (d) All of the Parent Assets are in good and usable condition, other than conditions which require repairs of no more than $5,000 in the aggregate.

          5.8  Real Properties.
               ---------------

               (a)  Schedule 5.8(a), which will be delivered to Parent within
                    ---------------
15 days of the date hereof, will set forth a true, accurate and complete list of all real properties leased or otherwise used by Parent. All of such real property is in good and usable condition. Parent has delivered to the Company a true, accurate and complete copy of the leases for such real property. Parent does not own any real property.

               (b)  Except as will be reflected in Schedule 5.8(b), , which
                                                   ---------------
will be delivered to Parent within 15 days of the date hereof, will set forth Parent has valid leasehold interests in the real properties it purportedly leases, free and clear of all liens, mortgages, security interests, pledges, charges, covenants, conditions, restrictions, easements, claims, assessments and encumbrances of any kind or nature, except for rights of lessors, co-lessees or sublessees which are reflected in the leases listed in Schedule 5.8(a).
                                                       ---------------

               (c) No real property leased or used by Parent lies in an area which is, or, to the best knowledge of Parent, will be, subject to zoning, use, or building code restrictions which would prohibit the continued effective leasing or use of such real property in the business in which Parent is now engaged. Parent enjoys peaceful and material undisturbed possession under all leases of real property to which it is a party and all of such leases are valid and in full force and effect. To the best knowledge of Parent, no other party to a lease for real property is in default thereunder or breach thereof.

               (d) There are no pending or, to the best knowledge of Parent, threatened condemnation proceedings relating to any real property used by Parent.

          5.9  Inventories.
               -----------

               (a) The values at which Parent's inventories are shown on Parent Financial Statements have been determined in accordance with the normal valuation policy of Parent, consistently applied and in accordance with generally accepted accounting principles. Such inventories (and items of inventory acquired subsequent to the date of the Parent Financial Statements) consist only of items of quality and quantity commercially usable and salable in the ordinary course of business, except for any items of obsolete material or material below standard quality, all of which have been written down to realizable market value or for which adequate reserves have been provided, and the present quantities of all inventories are reasonable under the present circumstances of Parent's business. No item of inventory has been pledged as collateral or is held by Parent on consignment from others.

               (b) To the best knowledge of Parent, there are no defects in the design or technology embodied in any product currently marketed or proposed to be marketed by Parent which impair or are likely to impair in a material manner the intended use of the product.

          5.10 Proprietary Rights.  Schedule 5.10, which will be delivered to
               ------------------   -------------
Parent within 15 days of the date hereof, will set forth a true, accurate and complete list of all of the (a) registrations of trademarks, service marks or trade names, and all pending applications for any such registrations, (b) registrations of patents and copyrights and all pending applications therefor,
(c) other trademarks, service marks or trade names, whether or not registered (the matters in clauses (a), (b) and (c) are collectively referred to herein as "Parent Proprietary Rights"), which are owned or used by Parent. None of the Proprietary Rights were granted to Parent pursuant to any licensing or sublicensing agreement under which Parent is the licensee or the sublicensee. The Parent Proprietary Rights listed in Schedule 5.10 are all those used in
                                        --------------
the business of Parent. Except as disclosed in the list of Parent Material Contracts attached hereto, no person has a right to receive a royalty or similar payment in respect of any Parent Proprietary Rights pursuant to any contractual arrangements entered into by

Parent. Except as disclosed in the list of Parent Material Contracts attached hereto, no Parent Proprietary Rights have been granted by Parent to any other person pursuant to any licensing or sublicensing agreement under which Parent is the licensor or the sublicensor. Parent's use of its Parent Proprietary Rights has not infringed, is not infringing upon and is not otherwise violating the rights of any third party in or to such Parent Proprietary Rights or the asserted Parent Proprietary Rights of others, and no notices have been received by Parent that Parent's use of the Parent Proprietary Rights infringes upon or otherwise violates any rights of a third party in or to such Parent Proprietary Rights or the proprietary rights of others. To the best knowledge of Parent, no third-party is infringing on the Parent Proprietary Rights. The Parent Proprietary Rights owned by Parent are free and clear of all liens, security interests, charges, covenants, conditions, restrictions, assessments, encumbrances or other adverse claims of any nature.

          5.11 Contracts and Commitments.
               -------------------------

               (a) Except for contracts, commitments, plans, licenses, notes, instruments or agreements of any kind, written or oral, which will be described in Schedule 5.11 which will be delivered to the Company within 15 days of the
   -------------
date hereof (individually, a "Parent Material Contract"), Parent is not a party to or subject to:

                    (i) any purchase order or agreement for the purchase of any service or product, except purchase orders in an amount less than $10,000;

                    (ii) agreements under which Parent has any payment obligation in excess of $10,000 individually or $50,000 in the aggregate, other than any agreement which by its terms terminates within 30 days of the date hereof and which does not involve a payment of more than $5,000 between the date hereof and the date of termination and any agreement which is terminable without penalty by Parent or any successor or assign of it upon delivery of 30 days' notice and does not involve a payment by Parent of more than $5,000 between the date of delivery of the termination notice and the date of termination;

                    (iii) any agreement with any party containing covenants limiting the freedom of Parent or any of its officers, directors, employees or agents to compete in any line of business or with any person or entity or in any geographic location or to use or disclose any information in their possession or limiting the price Parent may charge;

                    (iv)   any license agreement (as licensor or licensee);

                    (v)    any employment agreement;

                    (vi) any agreement of indemnification, other than indemnification rights granted in the articles of incorporation or bylaws of Parent;

                    (vii) any agreement which contains a fixed penalty or liquidated damages clause for late performance or other default by Parent; and

                    (viii) any agreement or undertaking pursuant to which Parent is: (A) borrowing or is entitled to borrow any money; (B) lending or has committed itself to lend any money; or (C) a guarantor or surety with respect to the obligations of any person or entity.

               (b) Parent is not in violation or breach of, nor has Parent or Graval received in writing any claim or threat that Parent has breached any of the terms and conditions of, any Material Contract. To the best knowledge of Parent, no other party to any Parent Material Contract is in default thereunder or breach thereof.

               (c) Parent has delivered to the Company a true, accurate and complete copy of each Parent Material Contract, including all amendments, supplements or modifications thereto or waivers thereunder.

               (d) Neither the execution and delivery by Parent of this Agreement nor the consummation of the transactions contemplated hereby by Parent requires the consent of any party to a Parent Material Contract.

          5.12 Compliance with Law.  Parent is not in violation of any statute,
               -------------------
law, ordinance, regulation, rule or order of any foreign, federal, state or local government, governmental department or agency applicable to its business or operations, including, without limitation, all foreign, federal, state and local energy, public utility, zoning, building code, health, employee safety, and OSHA requirements, except for any such violation which does not have a Parent Material Adverse Effect. Parent is not subject to any judgment, decree, order, writ or injunction of any court applicable to its business or operations. Parent has all permits, licenses and franchises from all Governmental Authorities required to conduct its business as now being conducted.

          5.13 Brokers.  Parent has not entered into any contract, agreement,
               -------
arrangement or understanding with any person or entity which will result in the obligation to pay any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement.

          5.14 Litigation. There are no claims, actions, suits, litigation,
               ----------
labor disputes, arbitrations, proceedings or investigations pending or, to the best knowledge of Parent, threatened against or affecting Parent or the transactions contemplated by this Agreement. Parent is not subject to any order, judgment, writ, injunction or decree of any court or governmental entity or agency.

          5.15 Taxes.  Except as will be described in Schedule 5.15, which will
               -----                                  -------------
be delivered to Parent within 15 days of the date hereof.

               (a) all returns, estimates and reports relating to Taxes ("Returns") required to be filed on or before the date hereof by Parent in any jurisdiction in which Parent is, or has been subject, have been properly and timely filed and are, and when filed were, true and accurate;

               (b) all Taxes due and payable on or before the date hereof and owed by Parent (whether or not shown on any Return) have been paid and all estimated payments for Taxes due and payable on or before the date hereof have been made in a timely manner;

               (c) to the extent required by applicable accounting standards, adequate reserves have been made on the Parent Financial Statements for the payment of any Taxes accrued but not yet due and payable;

               (d) no current or deferred liability for Taxes attributable to any period ending (or the portion of such period ending) after the date hereof (whether or not such Taxes have become due and payable) has been incurred by Parent other than in the ordinary course of business;

               (e) there is no (nor has there been any request for an) agreement, waiver or consent providing for an extension of time with respect to the assessment of any Taxes or the filing of any Returns and no power of attorney granted by Parent with respect to any Tax matter is currently in force;

               (f) the Tax Returns of Parent have not been audited by any Governmental Authority;

               (g) there is no action, suit, proceeding, investigation, audit, claim, demand, deficiency or additional assessment in progress, pending, or, to the best knowledge of Parent, threatened against Parent with respect to any Tax nor, to the best knowledge of Parent, is there any factual or legal basis therefor;

               (h) all Taxes required to be withheld by Parent on or before the date hereof have been withheld and paid when due to the appropriate agency or authority;

               (i) no claim has ever been made by any Governmental Authority in a jurisdiction where Parent has not filed any Returns that Parent is or may be subject to taxation by the jurisdiction;

               (j) Parent has not filed a consent under Section 341(f) of the Code concerning collapsible corporations;

               (k) Parent has not received any notice of deficiency or assessment from any federal, state or local taxing authority with respect to liabilities for Taxes of Parent which has not been fully paid or finally settled;

               (l) Parent has disclosed on its Federal income tax returns all positions taken therein that could give rise to a substantial understatement of Federal income tax within the meaning of Section 6661 of the Code;

               (m) Parent is not a party to any Tax sharing, allocation, indemnity or similar agreement or cost sharing agreement;

               (n) Parent has used the same method of accounting in calculating its taxable income for all taxable years as to which the applicable statute of limitations has not yet expired except to the extent changes or variations have been consented to, or mandated by the appropriate Tax authority as required by the governing laws of the appropriate Tax jurisdiction;

               (o) there have been no payments made to any person that, individually or collectively, were not or would not be deductible pursuant to Sections 280G or 162 of the Code and no payments will be due to any person as a result of the Merger which would not be deductible pursuant to Sections 280G or 162 of the Code;

               (p) Parent has not been a United States real property holding corporation within the meaning of Code Section 897(c) (2) during the applicable period specified in Code Section 897(c) (1) (A) (ii);

               (q) Parent (A) has not been a member of any affiliated group filing a consolidated federal income Tax Return (other than a group of which Parent is the common parent) and (B) does not have any liability for the Taxes of any person as defined in Code Section 7701(a) (1) (other than Parent and its subsidiaries) under Treas. Reg. (S) 1.1502-6 (or any similar provision of state, local, or foreign law), as transferee or successor, by contract or otherwise;

               (r)  Parent is a United States person within the meaning of Code
Section 7701(a) (30);

               (s) there are no elections in effect made by Parent pursuant to Code Sections 338 or 336(e) or the regulations thereunder and Parent is not subject to any constructive elections under Code
Section 338 or the regulations thereunder;

               (t)  the property of Parent:  (A) is not subject to a lease under
(x) Section 168(f) (8) of the Internal Revenue Code of 1954, or (y) Code Section 7701(h); (B) does not secure any debt the interest on which is tax-exempt under Code Section 103(a); and (C) is not tax-exempt use property within the meaning of Code Section 168(h); and

               (u) Parent has delivered to the Company true and complete copies of all of its Returns for any and all taxable periods commencing after December 31, 1991.

          5.16 Termination of Business Relationships.  No supplier of Parent and
               -------------------------------------
no person presently a customer, agent, independent contractor, licensor or licensee of Parent, has notified Parent of any intention to cancel or otherwise terminate its business relationship with Parent, including, without limitation, a termination as a result of the transactions contemplated hereby.

          5.17 Environmental Matters.
               ---------------------

               (a) There are no investigations, inquiries, administrative proceedings, actions, suits, claims, legal proceedings or any other proceedings pending or, to the best knowledge of Parent, threatened against Parent that involves, or relates to, Environmental Conditions, Environmental Noncompliance or the release, use or disposal of any Hazardous Materials at any facility owned, leased or operated by Parent (individually, "Facility") or previously owned, leased or operated by Parent (individually, the "Previous Facility") which, if adversely determined, would have a Parent Material Adverse Effect.

               (b) To the best knowledge of Parent, there are no conditions, activities, procedures or other facts or circumstances at or with respect to any Facility that constitutes or could be reasonably expected to constitute in the future an Environmental Noncompliance or an Environmental Condition.

               (c) To the best knowledge of Parent, there are no structures, improvements, equipment, activities or fixtures on any Facility that are constructed with, use or otherwise contain asbestos-containing construction materials.

               (d) Parent has not used polychlorinated biphenyls ("PCBs"), and, to the best knowledge of Parent, no PCBs are present, at or in any Facility.

               (e) There are no processes, operations or any other activity at any Facility that currently results in the release of Hazardous Materials into the Environment, or that otherwise contribute to Environmental Conditions, except to the extent that such releases or threatened releases do not constitute a condition of Environmental Noncompliance.

               (f) There are no underground storage tanks, or underground piping associated with tanks, used for the management of Hazardous Materials at any Facility that do not have a full secondary containment system in place, and there are no abandoned underground storage tanks at any Facility that have not been either abandoned in place or removed pursuant to a permit issued by an environmental agency.

               (g) To the best knowledge of Parent, there were no conditions, activities, procedures or other facts or circumstances at or with respect to any Previous Facility at the time Parent occupied such facility which constitutes or could be reasonably expected to constitute in the future an Environmental Noncompliance or an Environmental Condition.

          5.18 Labor Matters.  There are no present or, to the best knowledge of
               -------------
Parent, threatened work stoppages or labor difficulties relating to the employees of Parent. Parent is not a party to any collective bargaining agreement with respect to employees, and Parent does not know of any activities of any labor union which is currently seeking to represent or organize the employees of Parent. No unfair labor practice complaint is pending, nor is any such complaint, to the best knowledge of Parent, threatened, nor does Parent know of any facts or circumstances which would form a basis for such complaint, against Parent before the National Labor Relations Board or any Governmental Authority, and no grievance is pending, nor any grievance, to the best knowledge of Parent, threatened, nor does Parent know of any facts or circumstances which would form a basis for a grievance, against Parent.

          5.19 Employee Benefit Plans.
               ----------------------

               (a)  Schedule 5.19(a), which will be delivered to Parent within
                    ----------------
15 days of the date hereof, will set forth a true, accurate and complete list of Parent's "Employee Plans" consisting of each:

                    (i)    "employee welfare benefit plan", as defined in
Section 3(1) of ERISA which Parent maintains or administers or to which Parent contributes or is required to con tribute, and which covers any employee or former employee of Parent or under which Parent has any liability (a "Welfare Plan");

                    (ii) "multiemployer pension plan," as defined in Section 3(37) of ERISA, which Parent maintains or administers or to which Parent contributes or is required to contribute at any time after September 25, 1980, and which covers any employee or former employee of Parent or under which Parent has any liability (a "Multiemployer Plan");

                    (iii) Employee Plan which is maintained in connection with any trust described in Section 501(c)(9) of the Code;

                    (iv) "employee pension benefit plan" as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) which Parent maintains or administers or to which Parent contributes or is required to contribute, and which covers any employee or former employee of Parent or under which Parent has any liability (a "Pension Plan"); and

                    (v) employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (A) is not a Welfare Plan, Pension Plan or Multiemployer Plan,
(B) is entered into, maintained, contributed to or required to be contributed to, as the case may be, by Parent or under which Parent has any liability, and
(C) covers any employee or former employee of Parent (collectively, "Benefit Arrangements"); provided, however, for purposes of this Section, Employee Plan shall not include any plan or arrangement in the nature of a legislated, government-mandated or publicly funded pension or other insurance arrangement.

                    (vi) There is no Pension Plan which is subject to the minimum funding requirements of ERISA.

                    (vii) Each Pension Plan and each related trust agreement, annuity contract or other funding instrument which is intended to be qualified and tax-exempt under the provisions of Section 401(a) (or 403(a) as appropriate) of the Code and Section 501(a) of the Code is so qualified and has been so qualified during the period from its adoption to date.

                    (viii) Each Pension Plan, each related trust agreement, annuity contract or other funding instrument and each Welfare Plan complies in all material respects and has been maintained in material compliance with its terms and, both as to form and in operation, with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such plans, including but not limited to ERISA and the Code.

                    (ix) Parent does not maintain any Pension Plan that is subject to Title IV of ERISA.

               (b) Each Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes. There are no agreements, oral or written, providing for the employment of any person by Parent.

               (c) There is no contract, agreement, plan or arrangement covering any employee or former employee of Parent that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G or Section 162(a)(1) of the Code.

               (d) Parent has not at any time contributed to or had an obligation to contribute to a Multiemployer Plan.

               (e) Neither Parent nor, to the best knowledge of Parent, any plan fiduciary of any Welfare Plan or Pension Plan has engaged in any transaction in violation of Section 406(a) or (b) of ERISA or any "prohibited transaction," as defined in Section 4975(c)(1) of the Code, for which no exemption exists under Section 4975(c)(2) or 4975(d) of the Code.

               (f) Copies of each of the following documents have been delivered by Parent to the Company: (i) each Welfare Plan and Pension Plan (and, if applicable, related trust agreements) and all amendments thereto, all written interpreta tions thereof and written descriptions thereof which have been distributed to Parent's employees, all annuity contracts or other funding instruments, (ii) each Benefit Arrangement, including written interpretations thereof and written descriptions thereof which have been distributed to Parent's employees (including descriptions of the number and level of employees covered thereby) and complete descriptions of any Benefit Arrangement which is not in writing, (iii) the most recent determination letter issued by the Internal Revenue Service with respect to each Pension Plan, (iv) Annual Reports on Form 5500 Series required to be filed with any governmental agency for each Pension Plan for the three most recent plan years, (v) a description of complete age, salary, service and related data as of the last day of the last plan year for employees and former employees of Parent covered under the Pension Plans, and
(vi) a description setting forth the amount of any liability of Parent for payments more than thirty days past due with respect to each Welfare Plan as of the date hereof.

               (g) Each Welfare Plan, Pension Plan, related trust agreement, annuity contract or other funding instrument and each Benefit Arrangement is a valid and binding obligation of Parent and in full force and effect.

               (h) Neither Parent nor any Welfare Plan has any obligation to make any payment to or with respect to any former employee of Parent pursuant to any retiree medical benefit or other Welfare Plan and no condition exists which would prevent

Parent from amending or terminating any such benefit or Welfare Plan.

               (i) Neither Parent nor any Plan is a party to any litigation relating to or seeking benefits under any Plan.

               (j) There is no entity which is a member of a "controlled group of corporations" with or under "common control" with Parent, as such terms are defined in Sections 414(b) and (c) of the Code.

          5.20 Grants.  Parent has not received any grants or other payments
               ------
from any Federal, state or local governmental authority which Parent would have to repay under any circumstances.

          5.21 Banking Relations and Powers of Attorney.  All of the
               ----------------------------------------
arrangements which Parent has with any banking, savings or financial institution, or investment banking or brokerage firm, will be described in
Schedule 5.21, which will be delivered to Parent within 15 days of the date
- -------------
hereof, indicating with respect to each of such arrangements the type of arrangement maintained (such as checking accounts, safe deposit box, etc.) and the person or persons authorized in respect thereof. Parent does not have any outstanding powers of attorney.

          5.22 Transactions with Interested Persons.  No officer, managerial
               ------------------------------------
employee or director of Parent or members of their respective immediate families, (a) owns directly or indirectly, on an individual basis, any material interest in, or serves as an officer or director of, any competitor or supplier of Parent or any organization which has a contract or arrangement with Parent;
(b) has any loans outstanding to Parent; (c) is indebted to Parent; (d) owns any personal property, tangible or intangible, or has rights required for or used in the business of Parent; (e) is owed any money or property by Parent, other than wages or salary earned in the ordinary course of business, or (f) is a party to any contract or agreement, whether oral or written, with Parent, other than employment agreements included in the list of Material Contracts attached hereto.

          5.23 Absence of Undisclosed Liabilities.  Parent does not have any
               ----------------------------------
liability or obligation (absolute, accrued, contingent or otherwise) of a nature required by generally accepted accounting principles to be reflected on a corporate balance sheet or disclosed in the notes thereto, except (a) liabilities stated or adequately reserved against in the Parent Financial Statements; or (b) liabilities involving $5,000 or less individually or $100,000 or less in the aggregate.

          5.24 Insurance.  Schedule 5.24, which will be delivered to the Company
               ---------   -------------
within 15 days of the date hereof, will set forth a true, accurate and complete list of all policies or binders of fire, liability, title, worker's compensation and other forms of insurance (showing as to each policy or binder the carrier, policy number, coverage limits, expiration dates, annual premiums and a general description of the type of coverage provided) main tained by Parent on its business, property or personnel. All of such policies are sufficient for compliance with all requirements of law and of all contracts to which Parent is a party. Parent is not in default under any of such policies or binders, and Parent has not failed to give any notice or to present any claim under any such policy or binder in a due and timely fashion when the effect of such default or such failure would be to render a material claim uninsured. Parent has not received any notice from any insurer advising of reduced coverage or increased premiums on existing policies or binders. There are no outstanding unpaid claims under any such policies or binders. Such policies and binders are in full force and effect. None of such policies will in any way be adversely affected by, or terminate or lapse by reason of, any of the transactions contemplated by this Agreement.

          5.25 Payments.  Parent has not, directly or indirectly, paid or
               --------
delivered any fee, commission or other sum of money or item or property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which is in any manner related to the business or operations of Parent which Parent knows or has reason to believe to have been illegal under any federal, state or local laws of the United States or any other country having jurisdiction and which could reasonably be expected to result in a Parent Material Adverse Effect; and Parent has not participated, directly or indirectly, in any boycotts or other similar practices affecting any of its actual or potential customers.

          5.26 Collectibility of Accounts Receivable.  The accounts receivable
               -------------------------------------
of Parent existing on the date hereof represent valid claims against account debtors for goods delivered or services rendered by Parent, are collectible in the ordinary course of business, except to the extent of reserves set forth in the Parent Financial Statements or in Schedule 5.26 which will be delivered to
                                      -------------
the Company within 15 days of the date hereof, and are not subject to set-off or counterclaim.

          5.27 Trade Secrets and Customer Lists.  Parent has the right to use,
               --------------------------------
without liability to others, all customer lists required and used in its business and has not sold, licensed, sublicensed or otherwise granted to any third party the right to use any trade secrets or proprietary information. Parent is not using or in any way making use of any confidential information, trade secrets, or trade processes of any third party, including, without limitation, a former employer of any present or past employee of Parent.

          5.28 Commission Reports.  All forms and reports filed by Parent with
               ------------------
the Commission since October 12, 1995 are accurate and complete and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          5.29 Status of Subsidiary.  Sub will be incorporated and organized by
               --------------------
Parent solely for purposes of consummating the Merger pursuant to this Agreement and will have no assets or liabilities immediately prior to the Effective Time.


                                   ARTICLE 6
                   COVENANTS RELATING TO CONDUCT OF BUSINESS

          6.1  Operation of Business.
               ---------------------

               (a) Between the date of this Agreement and the Closing Date, the Company shall, and Graval shall cause the Company to:

                    (i)    preserve intact the Company's business organization;

                    (ii) preserve the Company's existing relationships with suppliers, customers, employees, consultants, independent contractors and any other persons having business relations with it;

                    (iii) preserve and protect all of the properties of the Company in good repair and condition, normal wear and tear excepted;

                    (iv) maintain the Company's books of account and records in the usual and ordinary manner, and in conformity with its past practices; and

                    (v) maintain its present insurance in full force and effect, with policy limits and scope of coverage not less than is now provided by its present insurance.

               (b) Between the date of this Agreement and the Closing Date, the Company shall conduct, and Graval shall cause the Company to conduct, its business in the ordinary course consistent with past practices or as required by this Agreement. By way of amplification and not limitation, without the prior written consent of Parent, which shall not be unreasonably withheld, the Company shall not, and Graval shall cause the Company not to:

                    (i) issue any options, warrants or other rights to subscribe for or purchase any capital stock or any securities convertible into or exchangeable for the Company's capital stock;

                    (ii) directly or indirectly redeem, purchase, or otherwise acquire any of the Company's capital stock;

                    (iii) grant any increase in the compensation payable, or to become payable, to any employee or independent contractor of the Company;

                    (iv) borrow or agree to borrow any funds, incur any indebtedness or directly or indirectly guarantee or agree to guarantee the obligations of others, or draw or borrow on any lines of credit that may be available to the Company;

                    (v) enter into any agreement, contract, lease or commitment, other than agreements entered into in the ordinary course of business which involve payments by the Company of $5,000 individually or $50,000 in the aggregate;

                    (vi) place or allow to be placed on any of the Company's assets or properties any encumbrance, lien, security interest or similar interest, other than liens arising by operation of law;

                    (vii) cancel, discount or otherwise com promise any indebtedness owing to the Company or any claims which it may possess or waive any rights of material value;

                    (viii) sell or otherwise dispose of any of the Company's assets except for the sale of inventory in the ordinary course of business consistent with past practices;

                    (ix) commit any act or omit to do any act which will cause a breach of any agreement, contract, lease or commitment;

                    (x) violate any law, statute, rule, governmental regulation or order of any Governmental Authority;

                    (xi) make any loan, advance, distribution or payment of any type or to any of its officers or directors or any member of the immediate family of such officers and directors or other affiliates of such officers or directors, except as regular compensation for services;

                    (xii)  amend its Articles of Incorporation or Bylaws;

                    (xiii) authorize, recommend or propose any change in its capitalization;

                    (xiv) change any assumption underlying, or method of calculating, any bad debt, contingency or other reserve;

                    (xv) make any Taxes election or settle or compromise any Taxes liability; or

                    (xvi) purchase any assets, other than the purchase of inventory in the ordinary course of business.

          6.2  No Other Bids.  Neither the Company nor Graval shall, or shall
               -------------
authorize or permit any officer, director or employee of the Company, or any investment banker, attorney, accountant or other advisor or representative retained by Graval or the Company to, solicit, initiate, encourage (including by way of furnishing information), endorse or enter into any agreement with respect to, or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any takeover proposal (as hereinafter defined). As used in this Agreement, "takeover proposal" shall mean any tender or exchange offers, proposal, other than a proposal by Parent or any of its affiliates, for a merger or other business combination involving the Company or any proposal or offer to acquire in any manner a substantial equity interest in the Company or a substantial portion of the assets of the Company. Upon a violation of this Section, in addition to any other remedies available hereunder or at law, Parent shall be entitled to injunctive relief, both pendente lite and permanently, without the need to post a bond or other security or prove actual damages.

          6.3  Consents and Approvals.  Each of Graval and the Company shall use
               ----------------------
commercially reasonable efforts to obtain any and all consents, transfers, authorizations, or approvals required for the consummation of the transactions contemplated by this Agreement.

          6.4  Parent SEC Filings.  Between the date hereof and the Closing
               ------------------
Date, the Company shall cooperate with Parent in connection with the preparation and filing of, and provide to Parent for inclusion in, any reports, filings, schedules or registration statements (including any prospectus contained in any such registration statement) to be filed by Parent with the Commission (the "Parent Filings"). Without limiting the fore going, the Company shall cause an audit of its financial statements to be completed as requested by Parent and shall take all reasonable actions requested by Parent to enable Parent to include in the Parent Filings any financial statement of the Company and any auditors' report thereon.

                                   ARTICLE 7
                             ADDITIONAL AGREEMENTS

          7.1  Access to Information.
               ---------------------

               (a) From the date hereof to the Closing Date, the Company and Graval shall afford, and shall cause the Company's officers, directors and agents to afford, to Parent and to the officers, employees and agents of Parent complete access at all reasonable times to the Company's officers, independent contractors, agents, properties, books, records and contracts, and shall furnish Parent all financial, operating and other data and information as Parent, through its officers, employees or agents, may reasonably request.

               (b) From the date hereof to the Closing Date, Parent shall afford, and shall cause Parent's officers, directors and agents to afford, to the Company and Graval and to the officers, employees and agents of the Company complete access at all reasonable times to Parent's officers, independent contractors, agents, properties, books, records and contracts, and shall furnish to the Company and Graval all financial operating and other data and information as the Company or, through its officers, employees or agents, may reasonably request.

               (c) No investigation pursuant to Section 7.1(a) or 7.1(b) shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

          7.2  Expenses.  The parties shall each pay their respective costs
               --------
incurred in connection with the preparation, negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, the fees of their respective attorneys, accountants, investment bankers, brokers and finders.

          7.3  Working Capital Advances by Parent.  Parent shall advance up to
               ----------------------------------
$500,000 to the Company or the Surviving Corporation for use as working capital subject to the following:

               (a) Parent shall advance $250,000 to the Company upon execution of this Agreement.

               (b) Within ten days after the consummation of any future Financing Transaction (as hereinafter defined), Parent shall advance an amount equal to 50% of the net proceeds received by Parent from such Financing Transaction to the Company until the aggregate amount advanced to the Company by Parent pursuant to this subparagraph (b) equals $250,000. "Financing Transaction" means a transaction in which cash is provided to Parent by one or more investors for purchase of equity securities of Parent and/or one or more lenders as a loan to Parent.

               (c) Parent will not be required to make any advance to the Company pursuant to subparagraph (b) immediately preceding if and to the extent such advance would result in a breach of or default under any other obligation or commitment of Parent.

               (d) The Company shall make and deliver to Parent a promissory note (each a "Company Note") in the form of Exhibit A attached hereto in the
                                            ---------
principal sum of each advance by Parent to the Company pursuant to this Section
7.3 at the time of each such advance.

               (e) The Company Notes shall be secured by a pledge of all of the Company Common and Parent Common pursuant to a Third Party Pledge Agreement in a form mutually agreeable to the parties (the "Third Party Pledge Agreement") and a security interest in all of the assets of the Company pursuant to a Security Agreement in a form mutually agreeable to the parties (the "Security Agreement") which the Company and Graval shall execute and deliver to Parent within 15 days of the date hereof.

          7.4  Additional Agreements.  Subject to the terms and conditions of
               ---------------------
this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

          7.5  Notification of Certain Matters.
               -------------------------------

               (a) Graval and the Company shall give prompt notice to Parent, and Parent shall give prompt notice to Graval and the Company, of (i) any material inaccuracy in any repre sentation or warranty made by him or it herein, or (ii) any material failure of Graval, the Company or Parent to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by him or it under this Agreement; provided, however, that no such notification shall affect the representa tions or warranties or covenants or agreements of the parties or the conditions to the obligations of the parties hereunder.

               (b) Graval and the Company shall promptly advise Parent orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, in the future would have, a Company Material Adverse Effect.

          7.6  Employment Agreements.
               ---------------------

               (a) At the Closing, Parent shall enter into an Employment Agreement with Binks Graval in a form mutually agreeable to the parties (the "Binks Employment Agreement").

               (b) At the Closing, Parent will enter into an Employment Agreement with Kelly Graval in a form mutually agreeable to the parties (the "Kelly Employment Agreement").

               (c) At the Closing, Parent will enter into an Employment Agreement with Richard Perkins in a form mutually agreeable to the parties (the "Perkins Employment Agreement").

          7.7  Officers and Directors.
               ----------------------

               (a) Upon the Closing, the officers and directors of the Company shall be as mutually agreeable to the parties.

               (b) Upon the Closing, the officers and directors of Parent shall be as mutually agreeable to the parties.

          7.8  Subsequent Delivery of Schedules.  The Schedules contemplated by
               --------------------------------
this Agreement are not attached hereto as of the date hereof. The parties agree that the failure to attach the Schedules hereto as of such date does not affect the binding obligations of the parties under this Agreement. The representations and warranties set forth in Articles 4 and 5 of this Agreement shall be effective as of the date, which shall be dated as reflected body of the agreement, that such Schedules have been delivered in certified form by each of Parent, the Company and Graval to the recipient(s) thereof as contemplated herein. In the event that any party hereto fails to deliver any of its respective Schedules within the time period set forth in this Section 7.8, then the representation and warranty set forth in Article 4 or 5 of this Agreement to which such Schedule relates shall be deemed accurate and not subject to any conditions, exceptions or other qualifications not stated therein.

                                   ARTICLE 8
                                PROXY STATEMENT

          8.1  Shareholders Meeting.  Parent shall, in accordance with the
               --------------------
Nevada Corporations Code and the Articles of Incorporation and Bylaws of Parent, duly call, give notice of, convene and hold an annual or special meeting of its shareholders (the "Shareholders Meeting") as soon as practicable after the date hereof for the purpose of considering and taking action upon the approval of this Agreement, the Merger and the issuance of Parent Common in the Merger. Parent will include in the Proxy Statement the recommendation of the Board of Directors of Parent that shareholders of Parent vote in favor of approval of this Agreement, the Merger and the issuance of Parent Common in the Merger at the Shareholders Meeting.

          8.2  Proxy Materials.
               ---------------

               (a) As promptly as practical following the date hereof Parent shall prepare and shall file with the Commission under the Exchange Act a preliminary proxy statement, together with a form of proxy, with respect to the Shareholders Meeting, and, as promptly as practicable thereafter, subject to compliance with the rules and regulations of the Commission, Parent shall prepare and file a definitive proxy statement and form of proxy with respect to such meeting (the "Proxy Statement") and shall use all reasonable efforts to have the Proxy Statement cleared by the Commission as promptly as practicable, and promptly thereafter shall mail the Proxy Statement to shareholders of Parent. The term "Proxy Statement" shall mean such proxy or information statement at the time it initially is mailed to Parent's shareholders and all amendments or supplements thereto, if any, similarly filed and mailed. The term "Proxy Materials" shall mean the Proxy Statement and such other proxy solicitation materials at the time initially mailed to shareholders and all amendments or supplements thereto, if any, similarly filed and mailed.

               (b)  The Company and Graval, jointly and severally, covenant that
(i) none of the information supplied by the Company for inclusion in the Proxy Materials will, at the time the Proxy Statement is mailed to the shareholders of Parent and at the time of the Shareholders Meeting, and no information supplied or to be supplied by the Company to Parent for inclusion in any Parent Filings, at the time supplied to Parent, contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) if, at any time prior to the Effective Time, the Company or Graval becomes aware of the occurrence of any event with respect to the Company, or with respect to the other information supplied by the Company for inclusion in the Proxy Materials, which is required to be described in an amendment of, or a supplement to, the Proxy Materials, the Company shall notify Parent in writing, which notice shall describe, in reasonable detail, the event to be so described.

               (c) Parent covenants that (i) none of the information included or incorporated by reference in the Proxy Materials at the time the Proxy Statement is mailed to the shareholders of Parent and at the time of the Shareholders Meeting, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) if, at any time prior to the Effective Time, Parent becomes aware of the occurrence of any event with respect to Parent, or with respect to other information supplied by Parent for inclusion in the Proxy Materials, which is required to be described in an amendment of, or a supplement to, the Proxy Materials, such event shall be so described, and such amendment or supplement shall be promptly filed with the Commission and, as required by law, disseminated to the shareholders of Parent, and (iii) the Proxy Materials shall comply as to form in all material respects with the provisions of the Exchange Act and other applicable law.

                                   ARTICLE 9
                                  CONDITIONS

          9.1  Conditions Precedent to Obligations of Each Party.  The
               -------------------------------------------------
respective obligations of each party to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

               (a) No action, suit or proceeding before any court or any governmental or regulatory authority shall have been commenced, no investigation by any governmental or regulatory authority shall have been commenced, and no action, suit or proceeding by any governmental or regulatory authority shall have been threatened against any party hereto, seeking to restrain, enjoin, rescind, prevent or change the transactions contemplated hereby or questioning the validity or legality of any of such transactions or seeking damages in connection with any of such transactions.

               (b) The shareholders of Parent shall have approved this Agreement, the Merger and the issuance of Parent Common in the Merger at the Shareholders Meeting.

          9.2  Conditions Precedent to Obligations of Parent.  The obligations
               ---------------------------------------------
of Parent to consummate the transactions con templated by this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, except to the extent Parent shall have waived in writing satisfaction of such condition:

               (a) The representations and warranties made by Graval and the Company in this Agreement shall be true and correct in all material respects as of the date of this Agreement and on the Closing Date as though such representations and warranties were made on such date.

               (b) Graval and the Company shall have performed and complied in all material respects with all covenants, agreements, representations, warranties and undertakings required by this Agreement to be performed or complied with by them, or either of them, prior to the Closing.

               (c) Graval and the Company shall have delivered to Parent all of the documents required by Section 10.2 hereof.

               (d)  No Company Material Adverse Effect shall have occurred.

          9.3  Conditions Precedent to Obligations of Graval and the Company.
               -------------------------------------------------------------
The obligations of Graval and the Company to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, except to the extent Graval and the

Company shall have waived in writing satisfaction of such condition:

               (a) The representations and warranties made by Parent in this Agreement shall be true and correct in all material respects as of the date of this Agreement and on the Closing Date as though such representations and warranties were made on such date.

               (b) Parent shall have performed and complied in all material respects with all covenants, agreements, representations, warranties and undertakings required by this Agreement to be performed or complied with by it prior to the Closing.

               (c) Parent shall have delivered to Graval all of the documents required by Section 10.3 hereof.

                                  ARTICLE 10
                                    CLOSING

          10.1 Closing.  Unless this Agreement shall have been terminated, the
               -------
Closing shall take place on the Closing Date at the offices of Jeffer, Mangels, Butler & Marmaro LLP, 2121 Avenue of the Stars, 10th Floor, Los Angeles, California 90067. The Closing shall be deemed to have occurred only when (a) the matters provided in Section 2.3 shall have occurred and (b) all of the certificates and other documents required to be delivered at the Closing have been delivered (or the requirement therefor waived), as specified in Sections
10.2 and 10.3.

          10.2 Documents to be Delivered by Graval and the Company.  At the
               ---------------------------------------------------
Closing, Graval and the Company shall deliver to Parent the following:

               (a) A certificate, executed by Graval in such detail as Parent shall reasonably request, certifying to the fulfillment or satisfaction of the conditions set forth in Sections 9.2(a), (b) and (d). The delivery of such certificate shall constitute a representation and warranty of Graval as to the statements set forth therein.

               (b) Certificates representing all of the outstanding shares of Company Common.

               (c) An opinion of counsel to Graval and the Company in form reasonably satisfactory to Parent and its counsel.

               (d) Certificates representing the shares of Parent Common included in the Merger Consideration and the Parent Note to be held under the Security Agreement and the Third Party Pledge Agreement as security for satisfaction of Third Rail obligations to repay the Company Notes.

               (e) Resolutions of the Board of Directors and shareholder of the Company, authorizing the execution, delivery and performance of this Agreement, certified by the corporate secretary of the Company.

          10.3 Documents to be Delivered by Parent.  At the Closing, Parent
               -----------------------------------
shall execute and deliver the following:

               (a) A certificate, executed by the President of Parent, in such detail as Graval shall reasonably request, certifying to the fulfillment or satisfaction by Parent of the conditions set forth in Sections 9.3(a) and (b). The delivery of such certificate shall constitute a representation and warranty of Parent as to the statements set forth therein.

               (b)  The Binks Employment Agreement.

               (c)  The Kelly Employment Agreement.

               (d)  The Parent Note and the Stock Pledge Agreement.

               (e)  The Perkins Employment Agreement.

               (g) An opinion of counsel to Parent and Sub in form reasonably satisfactory to the Company and Graval.

                                  ARTICLE 11
                                INDEMNIFICATION

          11.1 Survival of Representations and Warranties.  All representations
               ------------------------------------------
and warranties made in this Agreement shall survive the Closing for a period of two (2) years from the Closing Date; provided, however, the representations and warranties regarding tax matters shall survive the Closing Date until the expiration of all applicable statutes of limitations. The right of any party to recover Damages on any claim shall not be affected by the termination of any representations and warranties as set forth above provided that notice of the existence of such claim has been given by the indemnified party to the indemnifying party prior to such termination.

          11.2 Indemnification of Parent.  Subject to Section 11.4, from and
               -------------------------
after the Closing, Graval shall indemnify and hold Parent and its attorneys, affiliates, representatives, agents, officers, directors, successors or assigns harmless from and against any Damages resulting from, arising out of or incurred with respect to a breach of any representation, warranty, covenant or agreement of Graval or the Company contained herein, subject to notice of a claim being given before the expiration of the applicable period specified in Section 11.1 hereof with respect to the representations or warranties by Graval and the Company contained herein.

          11.3 Indemnification of Graval.  Subject to Section 11.4, from and
               -------------------------
after the Closing, Parent shall indemnify and hold Graval and his attorneys, affiliates, representatives, agents, officers, directors, successors or assigns, harmless from and against any Damages resulting from, arising out of, or incurred with respect to a breach of any representation, warranty, covenant or agreement by Parent contained herein, subject to notice of a claim being given before the expiration of the applicable period specified in Section 11.1 hereof with respect to the representations and warranties made by Parent herein.

          11.4 Limitations on Indemnification Liabilities.
               ------------------------------------------

               (a)  The indemnification obligations in favor of Parent under
Section 11.2 and in favor of Graval under Section 11.3 shall not be effective until the aggregate dollar amount of all Damages indemnified against under either such Section, as the case may be, exceeds $10,000, at which time, all Damages shall be subject to such respective indemnification obligations.

               (b) The liability of Graval for indemnification of Damages incurred by Parent shall be limited to the dollar amount of the Merger Consideration.

               (c) After the Closing, the Company shall have no liability for a breach of a representation, warranty or covenant.

          11.5 Procedures for Indemnification.
               ------------------------------

               (a) The indemnified party shall give notice to the indemnifying party within 30 days after the indemnified party obtains actual knowledge of any claim as to which recovery may be sought against the indemnifying party because of the indemnity obligation contained in this Article 11. If such claim does not arise from the claim of a third party, the indemnifying party shall have 30 days after such notice to either cure the conditions giving rise to such claim or to provide the indemni fied party with evidence that such claim is not subject to indemnity under this Article 11, in either case, to the indemnified party's satisfaction. If such indemnity shall arise from the claim of a third party, the indemnified party shall permit the indemnifying party to assume the defense of any such claim or any litigation resulting from such claim. Notwith standing the foregoing, the right to indemnification hereunder shall not be affected by any failure or delay of the indemnified party in giving such notice unless, and then only to the extent, the rights and remedies of the indemnifying party shall have been prejudiced as a result of the failure to give, or the delay in giving, such notice. Failure by the indemnifying party to notify an indemnified party of its election to defend any such claim or action by a third party within 30 days after notice thereof shall have been given to the indemnifying party shall be deemed a waiver by the indemnifying party of its rights to defend such claim or action.

               (b) If the indemnifying party assumes the defense of such third-party claim or litigation resulting therefrom, the obligations of the indemnifying party hereunder as to such claim shall include taking any steps necessary in the defense or settlement of such claim or litigation and holding the indemni fied party harmless against any and all Damages caused by or arising out of any settlement approved by the indemnifying party or any judgment in connection with such claim or litigation. Except with the prior written consent of the indemnified party, the indemnifying party shall not, in the defense of such claim or any litigation resulting therefrom, consent to the entry of any judgment (other than a judgment of dismissal on the merits without costs) or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the indemnified party of a release from all Damages in respect of such claim or litigation.

               (c) If the indemnifying party shall not assume the defense of any such third-party claim or litigation resulting therefrom, the indemnified party may defend against such claim or litigation in such manner as it deems appropriate. The indemni fying party shall not, however, be responsible for any settlement entered into by the indemnified party without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld.

               (d) Within 30 days of the indemnified party's written request, the indemnifying party shall reimburse the indemnified party in cash for the amount of any judgment or settlement rendered with respect to any claim by a third party in such litigation and for all Damages incurred by the indemnified party relating to such claim or litigation. Notwithstanding the foregoing, Graval may deliver shares of Parent Common in satisfaction of his indemnity obligations hereunder. For purposes of calculating the amount of the obligations paid by delivery of shares of Parent Common, the per share value of the Parent Common shall equal the Fair Market Value thereof on the date of delivery of the shares to Parent.

                                  ARTICLE 12
                     TERMINATION AND LIABILITY OF PARTIES

          12.1 Termination.  This Agreement may be terminated, by written notice
               -----------
given to the other parties hereto, at any time prior to the Closing Date, and in no other manner:

               (a)  By mutual written consent of the parties;

               (b) By either Parent, on the one hand, or Graval and the Company, on the other hand, if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action, in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable;

               (c) By Parent, if either Graval or the Company fails to perform or breaches any of his or its obligations, representations, warranties or duties under this Agreement and the breaching party has not cured such failure to perform or breach within 15 days after delivery of written notice from Parent; or

               (d) By Graval or the Company, if Parent fails to perform or breaches any of its obligations, representations, warranties or duties under this Agreement, and Parent has not cured such failure to perform or breach within 15 days after delivery of written notice from Graval or the Company.

               (e) By either Parent, on the one hand, or Graval and the Company, on the other hand, if any of the agreements or other documents contemplated to be delivered to such party pursuant to Article 3, Article 7 or
Article 10 hereof in a form mutually agreeable to the parties is either undelivered by the date on which such agreement or document is due hereunder or, in the reasonable determination of such party or parties, is not in a form agreeable thereto.

          12.2 Liability upon Termination.  Upon termination of this Agreement
               --------------------------
no party shall have any liability or obligation hereunder, except for liability for a breach or nonperformance of any obligation, covenant or agreement or representation and warranty contained herein.

                                  ARTICLE 13
                              GENERAL PROVISIONS

          13.1 Assignment and Binding Effect.  Neither this Agreement nor any of
               -----------------------------
the rights or obligations hereunder may be assigned by any party without the prior written consent of the other parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, transferees, assigns, representa tives, and agents and no other person shall have any right, benefit or obligation hereunder.

          13.2 Amendment.  This Agreement may not be amended except by an
               ---------
instrument in writing signed on behalf of each of the parties hereto.

          13.3 Choice of Law.  This Agreement and the rights and obligations of
               -------------
the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, except that with respect to matters of law concerning the internal corporate affairs of Parent, the Nevada Corporation Law shall govern.

          13.4 Entire Agreement.  This Agreement constitutes the entire
               ----------------
agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements, understand ings, negotiations and discussions, whether oral or written, of the parties.

          13.5 Severability.  In the event that any one or more of the
               ------------
provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

          13.6 Titles.  The titles, captions or headings of the Articles and
               ------
Sections herein are for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

          13.7 Attorneys' Fees.  Should any party hereto insti tute any action
               ---------------
or proceeding at law or in equity to enforce any provision of this Agreement, including an action for declaratory relief, or for damages by reason of an alleged breach of any provision of this Agreement, or otherwise in connection with this Agreement, or any provision hereof, the prevailing party shall be entitled to recover from the losing party or parties reasonable attorneys' fees and costs for services rendered to the prevailing party in such action or proceeding.

          13.8 Multiple Counterparts.  This Agreement may be executed in two or
               ---------------------
more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

          13.9 Notices.  Unless applicable law requires a differ ent method of
               -------
giving notice, any and all notices, demands or other communications required or desired to be given hereunder by any party shall be in writing. Assuming that the contents of a notice meet the requirements of the specific Section of this Agreement which mandates the giving of that notice, a notice shall be validly given or made to another party if served either personally or if deposited in the United States mail, certified or registered, postage prepaid, or if transmitted by telegraph, telecopy or other electronic written transmission device or if sent by overnight courier service, and if addressed to the appli cable party as set forth below. If such notice, demand or other communication is served personally, service shall be conclusively deemed given at the time of such personal service. If such notice, demand or other communication is given by mail, service shall be conclusively deemed given seventy-two (72) hours after the deposit thereof in the United States mail. If such notice, demand or other communication is given by overnight courier, or electronic transmission, service shall be conclusively deemed given at the time of confirmation of delivery. The addresses for the parties are as follows:

               If to Graval or the Company:

                    2079 East 15th Street, Unit C-1
                    Los Angeles, California 90021
                    Telecopier No.: (213) 622-1486

               with a copy to:

                    Troop Meisinger Steuber & Pasich, LLP
                    10940 Wilshire Boulevard
                    Los Angeles, California  90024
                    Attention:  Frank Reddick, Esq.
                    Telecopier No.:  (310) 443-7599

               If to Parent:

                    4431 Corporate Center Drive
                    Suite 131
                    Los Alamitos, California  90720
                    Attention:  Mr. Richard Perkins
                    Telecopier:  (714) 816-0594

               with a copy to:

                    Jeffer, Mangels, Butler & Marmaro, LLP
                    2121 Avenue of the Stars, Tenth Floor
                    Los Angeles, California  90067
                    Attention:  Robert H. Goon, Esq.
                    Telecopier No.:  (310) 203-0567

Any party hereto may change its or his address for the purpose of receiving notices, demands and other communications as herein provided, by a written notice given in the aforesaid manner to the other parties hereto.

         13.10 Incorporation by Reference.  All Exhibits and Schedules to be
               --------------------------
delivered in connection herewith are incorporated herein by this reference.

         13.11 Choice of Forum.  No claim, demand, action, proceeding,
               ---------------
litigation, hearing, motion or lawsuit arising here from or with respect hereto shall be commenced or prosecuted in any jurisdiction other than the State of California, and each party hereby irrevocable consents to the jurisdiction of the state and federal courts in the State of California.

         13.12 Waivers.  No waiver of any of the provisions of this Agreement
               -------
shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                         PACIFIC INTERNATIONAL ENTERPRISES, INC.


                                         By /s/ Richard Perkins
                                           ---------------------------------
                                           Richard Perkins, President

                                          /s/ Kelly Graval
                                         -------------------------------
                                         KELLY GRAVAL


                                         THIRD RAIL, INC.



                                         By /s/ Kelly Graval
                                           ---------------------------------
                                           Kelly Graval,
                                           President

                        LIST OF SCHEDULES AND EXHIBITS
                        ------------------------------


Schedules
- ---------

4.6       Changes since Balance Sheet Date of Company

4.7(a)    List of Assets of Company

4.7(b)    Liens on Assets of Company

4.8(a)    List of Leased Real Property of Company

4.8(b)    List of Exceptions to Title of Company

4.10      List of Proprietary Rights of Company

4.11      List of Material Contracts of Company

4.15      Exceptions to Taxes Representations of Company

4.19(a)   Employee Plans of Company

4.21      Banking Relations of Company

4.24      Insurance of Company

4.26      Reserves for Accounts Receivable of Company

5.4       Warrants and Options of Parent

5.6       Changes since Parent Balance Sheet Date

5.7(a)    List of Parent Assets

5.7(b)    Liens on Parent Assets

5.8(a)    List of Leased Real Property of Parent

5.8(b)    List of Exceptions to Title of Parent

5.10      List of Proprietary Rights of Parent

5.11      List of Material Contracts of Parent

5.15      Exceptions to Taxes Representations of Parent

5.19(a)   Employee Plans of Parent

5.21      Banking Relations of Parent

5.24      Insurance of Parent

5.26      Reserves for Accounts Receivable of Parent

                                  ADDENDUM I
                                      TO
                     AGREEMENT AND PLAN OF REORGANIZATION
                                     AMONG
                    PACIFIC INTERNATIONAL ENTERPRISES, INC.
                               THIRD RAIL, INC.
                                      AND
                                 KELLY GRAVAL



                             CONDITIONS TO CLOSING
                             ---------------------


91(c) Parent and Company shall have provided an officer certificate in customary form and content containing representations, warranties and covenants relating to the tax free nature of the transaction.




                                         PACIFIC INTERNATIONAL ENTERPRISES,
                                         INC.


                                         By  /s/ Richard W. Perkins
                                            -------------------------------
                                            Richard W. Perkins, President



                                         THIRD RAIL, INC.


                                         By  /s/ Kelly Graval
                                            -------------------------------
                                            Kelly Graval, President

                           SECURED PROMISSORY NOTE

June 25, 1996                                                       $250,000.00

          FOR VALUE RECEIVED, the undersigned ("Payor") promises to pay to the order of PACIFIC INTERNATIONAL ENTERPRISES, INC., a Nevada corporation ("Payee"), at 4431 Corporate Center Drive, Suite 131, Los Alamitos, California 90720, Attention: Mr. Richard Perkins, or at such other address as the holder of this Note shall from time to time designate, the principal sum of TWO HUNDRED FIFTY THOUSAND DOLLARS AND NO CENTS ($250,000.00). This Note shall bear interest from the date hereof on the unpaid principal amount until paid in full at the rate of one percent (1%) plus the prime rate of interest periodically announced by Citibank, N.A. at its principal office as its prime or base rate (collectively, the "Interest Rate"). In the event Citibank, N.A. discontinues the use of a prime or base interest rate, Payee shall select and substitute the prime or base rate of any Los Angeles, California bases national bank in lieu of that of Citibank, N.A. for purposes of determining the prime rate.

          This Note is made pursuant to Section 7.3 of that certain Agreement and Plan of Reorganization (the "Merger Agreement"), dated June 25, 1996, by and among the undersigned, Payee, and Kelly Graval. Capitalized terms, which are used herein but not defined herein shall have the meanings ascribed to them in the Merger Agreement.

          Principal and accrued interest shall be payable as follows:

          (a) If the Closing occurs, then this Note shall be deemed cancelled, and the undersigned shall be deemed to have made a capital contribution to the Payee in an amount equal to all accrued interest and the unpaid principal balance of this Note as of the Closing Date;

          (b) Upon the occurrence of a Company Event of Default (as defined in the Security Agreement), then immediately and without demand; or

          (c) If the Closing does not occur, then the undersigned shall pay on demand all accrued interest to the date of demand. Thereafter the undersigned shall pay accrued interest monthly, commencing on the first day of the calendar month following the date of such demand, and continuing thereafter on the first day of each succeeding month, and on June 25, 1998, the undersigned shall pay all remaining accrued interest and unpaid principal. As used herein, the phrase "the

               Closing does not occur" means the earlier of (x) the date that the Merger Agreement is terminated pursuant to Article 12 thereof or (y) the date upon which the Payee determines in good faith that a condition precedent to the obligations of any party to consummate the merger contemplated by the Merger Agreement cannot reasonably be satisfied.

          Each payment shall be credited first to interest, if any then due, and the remainder to principal. Principal and interest shall be payable in lawful money of the United States of America. The undersigned shall have the right to prepay all or any portion of the principal sum hereof at any time without penalty.

          The undersigned acknowledges that this Note shall be secured by the following:

          (a) That certain Security Agreement (the "Security Agreement"), dated effective as of June 25, 1996, by and between the undersigned, as debtor, and Payee, as secured party; and

          (b) That certain Third Party Pledge Agreement, dated effective as of June 25, 1996, by and between Kelly Graval, as pledgor, and Payee, as pledgee.

          Upon the occurrence of a Company Event of Default (as defined in the Security Agreement), or the failure of the undersigned to make any payment hereunder when due, the whole principal sum shall become immediately due at the option of the holder hereof.

          The undersigned agrees to pay all costs and expenses (including without limitation attorney's fees) incurred by the holder of this Note in connection with or related to this Note or the enforcement thereof, whether or not suit be bought. IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS NOTE, IN WHICH ANY HOLDER OF THIS NOTE IS AN ADVERSE PARTY, THE UNDERSIGNED HEREBY WAIVES TRIAL BY JURY. The undersigned hereby further waives presentment, demand for payment, notice of dishonor, notice of nonpayment, protest, notice of protest, and any and all other notices and demands in connection with the delivery, acceptance, performance, default, or enforcement of this Note. To the fullest extent permitted by law, the undersigned waives the statute of limitations in any action brought by the holder in connection with this Note.

          No failure to exercise, and no delay in exercising, any right, power or remedy hereunder or under any document delivered to the holder hereof shall impair any right, power or remedy which the holder may have. The rights and remedies of the holder hereof are cumulative and not exclusive of any rights or remedies which the holder would otherwise have.

          No waiver or modification of any of the terms or provisions of this Note shall be valid or binding unless set forth in a writing signed by the holder of this Note and the undersigned, and then only to the extent therein specifically set forth.

          If any one of the provisions of this Note shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

          This Note and all transactions hereunder and/or evidenced hereby shall be governed by, constructed under and enforced in accordance with the laws of the State of California. The undersigned hereby: (i) agrees that all actions or proceedings relating directly or indirectly hereto shall be litigated in courts located within the State of California, and that, at the option of the holder, the exclusive venue therefor shall be Los Angeles County; (ii) consents to the jurisdiction and venue of any such action or proceeding by personal delivery, by certified or registered mail directed to the undersigned at the address set forth below, or by any other method permitted by law; and (iii) waives any and all rights the undersigned may have to object to the jurisdiction of any such court, or to transfer or change the venue of any such action or proceeding.


                                                  THIRD RAIL, INC., a California
                                                  corporation


                                                  By:/s/ Kelly Graval
                                                     ---------------------------
                                                     Kelly Gravel, President


                                                     2079 E 15th Street, Unit C1
                                                     Los Angeles, CA 90021

Exhibits
- --------


A    Form of Parent Note

B    Form of Stock Pledge Agreement

C    Form of Company Note

D    Form of Security Agreement

E    Form of Binks Employment Agreement

F    Form of Kelly Employment Agreement

G    Form of Perkins Employment Agreement

H    Form of Hanson Employment Agreement

I    Officers and Directors of Company

J    Officers and Directors of Parent

K    Form of Covenant

L    Form of Opinion of Counsel

                                   EXHIBIT L
                               OPINION OF COUNSEL


          1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois and has the requisite corporate power to carry on its business as it is now being conducted.

          2. The authorized capital stock of the Company consists of 10,000 shares of Company Common, of which 5,000 shares are validly issued and outstanding, fully paid and nonassessable and free of preemptive rights. Graval is the sole owner of all of the issued outstanding shares of Company Common. There are no other shares of capital stock or other equity securities of the Company outstanding and no other outstanding options, warrants, subscription rights (including any preemptive rights), calls or commitments of any character whatsoever to which the Company is a party or is bound, requiring the issuance, sale or transfer by the Company of any shares of capital stock of the Company or any securities convertible into or exchangeable or exercisable for, or rights to purchase or otherwise acquire, any shares of capital stock of the Company.
There are no stock appreciation rights.

          3. Graval has the full power and authority to enter into the Agreement and Plan of Reorganization (the "Agreement") to perform his obligations thereunder, and to consummate the transactions contemplated thereby. The Agreement has been duly executed and delivered by Graval and constitutes a valid and binding obligation of Graval, enforceable against Graval in accordance with its terms.

          4. The Company has the corporate power and authority to enter into the Agreement, to perform its obligations thereunder, and to consummate the transactions contemplated thereby. The execution and delivery of the Agreement by the Company and the consummation by the Company of the transactions contemplated thereby.